                                                                     EXHIBIT 4.1
          __________________________________________________________



           GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1997-D



                          SALE AND SERVICING AGREEMENT

                                    between

                       GREEN TREE RECREATIONAL, EQUIPMENT
                            & CONSUMER TRUST 1997-D


                                      and

                        GREEN TREE FINANCIAL CORPORATION
                             as Seller and Servicer


                          Dated as of December 1, 1997



          __________________________________________________________

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS..............................................   1-1
  SECTION 1.01.  General.............................................   1-1
  SECTION 1.02.  Specific Terms......................................   1-1

ARTICLE II - TRANSFER OF CONTRACTS...................................   2-1
  SECTION 2.01.  Transfer of Contracts...............................   2-1
  SECTION 2.02.  Conditions to Acceptance by Owner Trustee...........   2-1
  SECTION 2.03.  Conveyance of the Subsequent Contracts..............   2-3

ARTICLE III - REPRESENTATIONS AND WARRANTIES.........................   3-1
  SECTION 3.01.  Representations and Warranties Regarding the
                  Company............................................   3-1
  SECTION 3.02.  Representations and Warranties Regarding Each
                  Contract...........................................   3-2
  SECTION 3.03.  Representations and Warranties Regarding the
                  Contracts in the Aggregate.........................   3-6
  SECTION 3.04.  Representations and Warranties Regarding the
                  Contract Files.....................................   3-7
  SECTION 3.05.  Repurchase of Contracts for Breach of
                  Representations and Warranties.....................   3-7

ARTICLE IV - PERFECTION OF TRANSFER AND PROTECTION
              OF SECURITY INTERESTS..................................   4-1
SECTION 4.01.  Custody of Contracts..................................   4-1
SECTION 4.02.  Filings; Maintenance of Liens.........................   4-2
SECTION 4.03.  Name Change or Relocation.............................   4-2
SECTION 4.04.  Chief Executive Office................................   4-3
SECTION 4.05.  Costs and Expenses....................................   4-3

ARTICLE V - SERVICING OF CONTRACTS...................................   5-1
SECTION 5.01.  Responsibility for Contract Administration............   5-1
SECTION 5.02.  Standard of Care......................................   5-1
SECTION 5.03.  Records...............................................   5-1
SECTION 5.04.  Inspection; Computer Tape.............................   5-1
SECTION 5.05.  Collections...........................................   5-2
SECTION 5.06.  Enforcement...........................................   5-3
SECTION 5.07.  Satisfaction of Contracts.............................   5-5
SECTION 5.08.  Costs and Expenses....................................   5-5
SECTION 5.09.  Maintenance of Insurance..............................   5-5
SECTION 5.10.  Repossession..........................................   5-7

SECTION 5.11.  Commingling of Funds..................................   5-7
SECTION 5.12.  Retitling; Security Interests.........................   5-8
SECTION 5.13.  Servicer Advances.....................................   5-8
SECTION 5.14.  Monthly Reports; Certificate of Servicing Officer.....   5-9
SECTION 5.15.  Annual Report of Accountants..........................   5-9
SECTION 5.16.  Certain Duties of the Servicer Under the Trust
                 Agreement...........................................   5-9
SECTION 5.17.  Intentionally Omitted.................................   5-9
SECTION 5.18.  Annual Statement as to Compliance; Notice of
                 Servicer............................................  5-10
SECTION 5.19.  Intentionally Omitted.................................  5-10
SECTION 5.20.  Maintenance of Security Interests in Products.........  5-10
SECTION 5.21.  Covenants, Representations, and Warranties of
                 Servicer............................................  5-11
SECTION 5.22.  Purchase of Contracts Upon Breach of Covenant.........  5-11

ARTICLE VI - DISTRIBUTIONS; TRUST ACCOUNTS; INTEREST
              RATE CAP PAYMENTS; LIMITED GUARANTY
              PAYMENTS; STATEMENTS TO
              SECURITYHOLDERS........................................   6-1
SECTION 6.01.  Trust Accounts........................................   6-1
SECTION 6.02.  Collection Account Deposits...........................   6-2
SECTION 6.03.  Permitted Withdrawals from Collection Account.........   6-3
SECTION 6.04.  Permitted Withdrawals from Other Trust Accounts.......   6-3
SECTION 6.05.  Limited Guaranty......................................   6-4
SECTION 6.06.  Distributions.........................................   6-5
SECTION 6.07.  RESERVED..............................................   6-7
SECTION 6.08.  Statements to Securityholders.........................   6-7

ARTICLE VII - SERVICE TRANSFER.......................................   7-1
SECTION 7.01.  Event of Termination..................................   7-1
SECTION 7.02.  Transfer..............................................   7-2
SECTION 7.03.  Indenture Trustee to Act; Appointment of Successor....   7-2
SECTION 7.04.  Notification to Securityholders.......................   7-3
SECTION 7.05.  Effect of Transfer....................................   7-4
SECTION 7.06.  Transfer of Collection Account........................   7-4
SECTION 7.07.  Limits on Liability...................................   7-4
SECTION 7.08.  Waiver of Past Defaults...............................   7-5

ARTICLE VIII - TERMINATION...........................................   8-1
SECTION 8.01.  Company's or Servicer's Repurchase Option.............   8-1
SECTION 8.02.  Liquidation of Trust Estate...........................   8-2

ARTICLE IX - INDEMNITIES.............................................   9-1
SECTION 9.01.  Company's Indemnities.................................   9-1
SECTION 9.02.  Liabilities to Obligors...............................   9-1
SECTION 9.03.  Servicer's Indemnities................................   9-1
SECTION 9.04.  Operation of Indemnities..............................   9-2

ARTICLE X - MISCELLANEOUS............................................  10-1
SECTION 10.01.  Servicer Not to Assign Duties or Resign; Delegation
                 of Servicing Duties.................................  10-1
SECTION 10.02.  Assignment or Delegation by Company..................  10-2
SECTION 10.03.  Amendment............................................  10-2
SECTION 10.04.  Notices..............................................  10-3
SECTION 10.05.  Merger and Integration...............................  10-5
SECTION 10.06.  Headings.............................................  10-5
SECTION 10.07.  Governing Law........................................  10-5
SECTION 10.08.  Limitation of Liability..............................  10-5

EXHIBIT A - FORM OF ASSIGNMENT.......................................  10-7

EXHIBIT B - FORM OF CERTIFICATE REGARDING
             REPURCHASED CONTRACTS...................................  10-8

EXHIBIT C - FORM OF MONTHLY REPORT...................................   C-1

EXHIBIT D - FORM OF CERTIFICATE OF SERVICING
             OFFICER.................................................   D-1

EXHIBIT E - FORM OF ADDITION NOTICE..................................   E-1

EXHIBIT F - FORM OF SUBSEQUENT TRANSFER
             INSTRUMENT..............................................   F-1

EXHIBIT G - FORM OF OFFICER'S CERTIFICATE
             (SUBSEQUENT TRANSFER)...................................   G-1

     THIS SALE AND SERVICING AGREEMENT, dated as of December 1, 1997, between Green Tree Recreational, Equipment & Consumer Trust 1997-D (the "Issuer" or the "Trust") and Green Tree Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, as Seller and Servicer (the "Company").

     WHEREAS, the Issuer wishes to purchase from the Company certain (a) retail installment sales contracts and promissory notes for the purchase of a variety of consumer and other products, including but not limited to motorcycles, marine products (including boats, boat trailers and outboard motors), pianos and organs, horse trailers, sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles), trucks, personal aircraft, and recreational vehicles (collectively, the "Products"), each of which contracts provides for installment payments by or on behalf of the purchaser and grants a lien on or security interest in a Product, and (b) retail installment sales contracts and promissory notes financing home improvements, and closed-end home equity loans, each of which contracts and loans provides for installment payments by or on behalf of an obligor and in the case of each home equity loan and some home improvement contracts, includes a mortgage securing each such loan or contract; and

     WHEREAS, the Company and the Issuer wish to set forth the terms and conditions pursuant to which the Issuer will acquire the "Contracts," as hereinafter defined, and the Company will service the Contracts;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Company and the Issuer agree as provided herein:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.01.  General.

     For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

     SECTION 1.02.  Specific Terms.

     All terms defined in any Related Document and not otherwise defined in this Agreement shall have the meanings given them in such Related Document.

     "Addition Notice" means with respect to the transfer of Subsequent Contracts to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit E, which shall be given not less than five Business Days prior to the related Subsequent Transfer Date, of the Company's designation of Subsequent Contracts to be sold to the Trust and the aggregate Cut-off Date Principal Balances of such Subsequent Contracts.

     "Additional Contract" means a Contract identified as such on the List of Contracts.

     "Advance Payment" means, with respect to any Monthly Period, any payment by an Obligor that was not due under the related Contract during or before such Monthly Period and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Sale and Servicing Agreement, as the same may be amended or supplemented from time to time.

     "Amount Available" means, as to any Distribution Date, an amount equal to the Collected Funds for that Distribution Date plus any Interest Rate Cap Payment and any

                                      1-1
other amounts deposited in the Collection Account on or before such Distribution Date pursuant to Sections 6.05, 8.01 and 8.02 of this Agreement and Section 8.02(b) of the Indenture.

     "Amount Held for Future Distribution" means, as to any Distribution Date, the total of the amounts held in the Collection Account on the last day of the related Monthly Period on account of Advance Payments in respect of such Monthly Period.

     "Balloon Loan" means a Home Equity Contract that provides for the payment of the unamortized principal balance of such Contract in a single payment at the maturity of such Contract that is greater than the preceding monthly payment.

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which a Person is taking action hereunder are authorized or obligated by law, executive order or governmental decree to be closed.

     "Calculation Agent" means the Person appointed by the Indenture Trustee to establish LIBOR with respect to each Interest Reset Period. The Calculation Agent shall be the Indenture Trustee unless the Indenture Trustee is unable or unwilling so to act, in which case the Calculation Agent shall be a financial institution appointed by the Trust.

     "Capitalized Interest Account" means the account so designated and established and maintained pursuant to Section 6.01(a).

     "Certificate Distribution Account" means the account established and maintained pursuant to Section 6.01(b).

     "Certificate Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding the first Distribution Date) at the Certificate Pass-Through Rate on the Certificate Principal Balance.

     "Certificate Interest Carryover Shortfall" means as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Certificates on such Distribution Date pursuant to Section 5.2(a)(i) of the Trust Agreement is less than the Certificate Interest Amount for such Distribution Date.

     "Certificate Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to one month's interest at the Certificate Pass-Through Rate on the Unpaid Certificate Principal Liquidation Loss, if any.

                                      1-2

     "Certificate Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Certificates on such Distribution Date pursuant to Section 5.2(a)(v) of the Trust Agreement is less than the Certificate Liquidation Loss Interest Amount for such Distribution Date.

     "Certificate Majority" means Holders of Certificates representing more than 50% of the Certificate Principal Balance.

     "Certificate Pass-Through Rate" means 7.25% per annum, computed on the basis of a 360-day year of twelve 30-day months.

     "Certificate Pool Factor" means, with respect to any Distribution Date, an eight-digit decimal figure equal to the outstanding principal balance of the Certificates as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Certificate Principal Balance.

     "Certificate Principal Balance" means, as to any Distribution Date, the Original Certificate Principal Balance less the sum of: (i) all amounts distributed to Holders of Certificates on prior Distribution Dates on account of principal pursuant to Section 5.2(a)(iii) and (iv) of the Trust Agreement; and
(ii) all Certificate Principal Liquidation Losses determined as of prior Distribution Dates (whether or not the amount of such Certificate Principal Liquidation Losses were included in any Guaranty Payments made by the Company).

     "Certificate Principal Liquidation Loss" means, as to any Distribution Date, the lesser of: (i) the amount, if any, by which the Certificate Principal Balance and Note Principal Balance as of that Distribution Date, minus the aggregate amount of principal distributed on account of the Notes and Certificates on that Distribution Date, exceeds the Pool Scheduled Principal Balance as of such Distribution Date, or (ii) the Certificate Principal Balance.

     "Certificate Principal Shortfall" means, as to any Distribution Date on or after the Distribution Date on which the Notes are paid in full, the remainder of (i) the amount, if any, by which the amount distributed to Holders of Certificates on such Distribution Date pursuant to Section 5.2(a)(iii) of the Trust Agreement is less than (x) the Class A-1:HE/HI Formula Principal Distribution Amount for such Distribution Date less (y) on the Distribution Date on which the Notes are paid in full, that portion of the Class A-1:HE/HI Formula Principal Distribution Amount paid to Noteholders, minus (ii) any Certificate Principal Liquidation Loss determined as of that Distribution Date.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

                                      1-3

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the sum of the amounts payable in respect of the Certificates pursuant to Sections 5.2(a)(ii) and (vi) of the Trust Agreement.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the amounts payable in respect of the Certificates pursuant to Section 5.2(a)(i) and (v) of the Trust Agreement.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Class A-1:HE/HI Formula Principal Distribution Amount, less, on the Distribution Date on which the Notes are paid in full, that portion of the Class A-1:HE/HI Formula Principal Distribution Amount paid to Noteholders, plus the Certificate Principal Liquidation Loss.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Unpaid Certificate Principal Shortfall; provided, however, that on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account shall not be less than the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce to zero the Certificate Principal Balance plus the Unpaid Certificate Principal Liquidation Loss.

     "Certificates" means the 7.25% Asset-Backed Certificates issued under the Trust Agreement.

     "Class" or "Class A" means pertaining to each Class of Notes.

     "Class A Notes" means any one of the Class A-1:HE/HI, Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

     "Class A-1 Interest Amount" means, with respect to any Distribution Date and the related Interest Reset Period, an amount equal to interest at the Class A-1 Interest Rate on the Class A-1 Principal Balance.

                                      1-4

     "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(i) of the Indenture is less than the Class A-1 Interest Amount for such Distribution Date.

     "Class A-1 Interest Rate" means, with respect to any Interest Reset Period, a per annum rate of interest equal to LIBOR plus 0.15%, calculated on the basis of actual days elapsed and a year of 360 days.

     "Class A-1 Notes" means the Class A-1 Floating Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-1 Percentage" means, as to any Distribution Date, the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-1 Principal Balance by (ii) the Original Note Principal Balance.

     "Class A-1 Principal Balance" means, as to any Distribution Date, the Original Class A-1 Principal Balance less the sum of all amounts distributed to Holders of Class A-1 Notes on any prior Distribution Date on account of principal pursuant to Section 8.02(c)(1)(iii) and (iv) of the Indenture.

     "Class A-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-1 Notes on such Distribution Date pursuant to Section 8.02(c)(1)(iii) of the Indenture is less than the Class A-1 Percentage of the Formula Principal Distribution Amount for such Distribution Date.

     "Class A-1:HE/HI Formula Principal Distribution Amount" means as of any Distribution Date (but subject to the last sentence of this definition), the sum of the following amounts with respect to the related Monthly Period and each Home Improvement Contract and Home Equity Contract, in each case computed in accordance with the method specified in the relevant Home Equity Contract or Home Improvement Contract:

          (i) all scheduled payments of principal due on all such Contracts outstanding during the related Monthly Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period in

                                      1-5
               respect of all such Contracts plus the amount of any reduction on the outstanding principal balance of a Home Equity Contract or Home Improvement Contract during the related Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; plus

         (iii) the aggregate Scheduled Principal Balance of all such Contracts that became Liquidated Contracts during the related Monthly Period; plus

          (iv) the aggregate Scheduled Principal Balance of all such Contracts repurchased during the prior Monthly Period pursuant to Section
               3.05 or 5.22; plus

           (v) on the Distribution Date on which the Class A-1, Class A-2, Class A-3 and Class A-4 Principal Balances are paid in full, the Formula Principal Distribution Amount, less the amount distributed to the Noteholders on that Distribution Date on account of the Class A-1, Class A-2, Class A-3, and Class A-4 Principal Balances; and plus

          (vi) on any Distribution Date which is after the Distribution Date on which the Class A-1, Class A-2, Class A-3 and Class A-4 Principal Balances have been paid in full, the Formula Principal Distribution Amount.

The Class A-1:HE/HI Formula Principal Distribution Amount for the Distribution Date in March 2029 shall be the sum of the Note Principal Balance and the Certificate Principal Balance.

     "Class A-1:HE/HI Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding the first Distribution Date) at the Class A-1:HE/HI Interest Rate on the Class A-1:HE/HI Principal Balance.

     "Class A-1:HE/HI Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-1:HE/HI Notes on such Distribution Date pursuant to
Section 8.02(c)(1)(i) of the Indenture is less than the Class A-1:HE/HI Interest Amount for such Distribution Date.

     "Class A-1:HE/HI Interest Rate" means 6.90% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                      1-6

     "Class A-1:HE/HI Notes" means the Class A-1:HE/HI Fixed Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-1:HE/HI Principal Balance" means, as to any Distribution Date, the Original Class A-1:HE/HI Principal Balance less the sum of all amounts distributed to Holders of Class A-1:HE/HI Notes on any prior Distribution Date on account of principal pursuant to Section 8.02(c)(1)(iii) and (iv) of the Indenture.

     "Class A-1:HE/HI Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-1:HE/HI Notes on such Distribution Date pursuant to Section 8.02(c)(1)(iii) of the Indenture is less than the Class A-1:HE/HI Formula Principal Distribution Amount for such Distribution Date.

     "Class A-2 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding the first Distribution Date) at the Class A-2 Interest Rate on the Class A-2 Principal Balance.

     "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Distribution Date pursuant to Section 8.02(c)(2)(i) of the Indenture is less than the Class A-2 Interest Amount for such Distribution Payment Date.

     "Class A-2 Interest Rate" means 6.70% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class A-2 Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to interest at the Class A-2 Interest Rate on the Unpaid Class A-2 Principal Liquidation Loss, if any.

     "Class A-2 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-2 Notes on such Distribution Date pursuant to Section 8.02(c)(2)(v) of the Indenture is less than the Class A-2 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-2 Notes" means the Class A-2 Fixed Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-2 Percentage" means, as to any Distribution Date, the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-2 Principal Balance by (ii) the Original Note Principal Balance.

                                      1-7

     "Class A-2 Principal Balance" means, as to any Distribution Date, the Original Class A-2 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-2 Notes on prior Distribution Dates on account of principal pursuant to Sections 8.02(c)(2)(iii) and (iv) of the Indenture; and
(ii) all Class A-2 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-2 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Note Principal Balance and the Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2 Principal Liquidation Loss, Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss for such Distribution Date), minus (ii) the sum of the aggregate amount distributed in respect of principal on the Notes and Certificates on that Distribution Date, and minus (iii) the amount of any Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-2 Principal Balance as of that Distribution Date.

     "Class A-2 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed on such Distribution Date to the Holders of the Class A-2 Notes pursuant to Section 8.02(c)(2)(iii) of the Indenture is less than the Class A-2 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-2 Principal Liquidation Loss determined as of that Distribution Date.

     "Class A-2 Subaccount" means the subaccount within the Spread Account established pursuant to Section 6.01(a).

     "Class A-2 Subaccount Required Amount" means, as of any date of determination, the lesser of (i) $1,569,475, (ii) .28% of the Pool Scheduled Principal Balance, or (iii) 100% of the sum of the Class A-2 Principal Balance and the Unpaid Class A-2 Principal Liquidation Loss.

                                      1-8

     "Class A-3 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding the first Distribution Date) at the Class A-3 Interest Rate on the Class A-3 Principal Balance.

     "Class A-3 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such Distribution Date pursuant to Section 8.02(c)(4)(i) of the Indenture is less than the Class A-3 Interest Amount for such Distribution Date.

     "Class A-3 Interest Rate" means 6.80% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class A-3 Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to interest at the Class A-3 Interest Rate on the Unpaid Class A-3 Principal Liquidation Loss, if any.

     "Class A-3 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of Class A-3 Notes on such Distribution Date pursuant to Section 8.02(c)(4)(v) of the Indenture is less than the Class A-3 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-3 Notes" means the Class A-3 Fixed Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-3 Percentage" means, as to any Distribution Date, the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-3 Principal Balance by (ii) the Original Note Principal Balance.

     "Class A-3 Principal Balance" means, as to any Distribution Date, the Original Class A-3 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-3 Notes on prior Distribution Dates on account of principal pursuant to Section 8.02(c)(4)(iii) and (iv) of the Indenture; and
(ii) all Class A-3 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-3 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Note Principal Balance and Certificate Principal Balance as of that Distribution Date, (before giving effect to any Class A-2 Principal Liquidation Loss, Class A-3 principal Liquidation Loss, Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss determined as of that Distribution Date, minus (ii) the sum of

                                      1-9
     the aggregate amount distributed in respect of principal on the Notes and Certificates on that Distribution Date, and minus (iii) the amount of any Class A-4 Principal Liquidation Loss and Certificate Principal Liquidation Loss determined as of that Distribution Date, exceeds (y) the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-3 Principal Balance as of that Distribution Date.

     "Class A-3 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed to Holders of the Class A-3 Notes on such Distribution Date pursuant to Section 8.02(c)(4)(iii) of the Indenture is less than the Class A-3 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-3 Principal Liquidation Loss determined as of that Distribution Date.

     "Class A-3 Subaccount" means the subaccount within the Spread Account established pursuant to Section 6.01(a).

     "Class A-3 Subaccount Required Amount" means, as of any date of determination, the lesser of (i) $386,240, (ii) .07% of the Pool Scheduled Principal Balance, or (iii) 100% of the sum of the Class A-3 Principal Balance and the Unpaid Class A-3 Principal Liquidation Loss.

     "Class A-4 Interest Amount" means, with respect to any Distribution Date, an amount equal to one month's interest (or, with respect to the first Distribution Date, interest from and including the Closing Date to but excluding the first Distribution Date) at the Class A-4 Interest Rate on the Class A-4 Principal Balance.

     "Class A-4 Interest Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4 Notes on such Distribution Date pursuant to Section 8.02(c)(6)(i) of the Indenture is less than the Class A-4 Interest Amount for such Payment Date.

     "Class A-4 Interest Rate" means 7.00% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Class A-4 Liquidation Loss Interest Amount" means, as to any Distribution Date, an amount equal to interest at the Class A-4 Interest Rate on the Unpaid Class A-4 Principal Liquidation Loss, if any.

     "Class A-4 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, by which the amount distributed to Holders of the Class A-4 Notes

                                      1-10
on such Distribution Date pursuant to Section 8.02(c)(6)(v) of the Indenture is less than the Class A-4 Liquidation Loss Interest Amount for such Distribution Date.

     "Class A-4 Notes" means the Class A-4 Fixed Rate Asset-Backed Notes issued by the Trust pursuant to the Indenture.

     "Class A-4 Percentage" means, as to any Distribution Date, the result, expressed as a percentage, obtained by dividing: (i) the Original Class A-4 Principal Balance by (ii) the Original Note Principal Balance.

     "Class A-4 Principal Balance" means, as to any Distribution Date, the Original Class A-4 Principal Balance less the sum of: (i) all amounts distributed to Holders of Class A-4 Notes on prior Distribution Dates on account of principal pursuant to Sections 8.02(c)(6)(iii) and (iv) of the Indenture; and
(ii) all Class A-4 Principal Liquidation Losses determined as of prior Distribution Dates.

     "Class A-4 Principal Liquidation Loss" means, as to any Distribution Date, the lesser of:

     (1) the amount, if any, by which (x) the remainder of (i) the Note Principal Balance and Certificate Principal Balance as of that Distribution Date (before giving effect to any Class A-2 Principal Liquidation Loss, Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss or Certificate Principal Liquidation Loss determined as of that Distribution Date), minus (ii) the sum of the aggregate amount distributed in respect of principal on the Notes and Certificates on that Distribution Date, and minus (iii) the amount of any Certificate Balance Principal liquidation Loss determined as of that Distribution Date, exceeds (y) the sum of the Pre-Funded Amount plus the Pool Scheduled Principal Balance as of such Distribution Date; or

     (2) the Class A-4 Principal Balance as of that Distribution Date.

     "Class A-4 Principal Shortfall" means, as to any Distribution Date, the remainder of (x) the amount, if any, by which the amount distributed to Holders of Class A-4 Notes on such Distribution Date pursuant to Section 8.02(c)(6)(iii) of the Indenture is less than the Class A-4 Percentage of the Formula Principal Distribution Amount for such Distribution Date, minus (y) any Class A-4 Principal Liquidation Loss determined as of that Distribution Date.

     "Class A-4 Subaccount" means the subaccount within the Spread Account established pursuant to Section 6.01(a).

                                      1-11

     "Class A-4 Subaccount Required Amount" means, as of any date of determination, the lesser of (i) $298,200, (ii) 0.05% of the Pool Scheduled Principal Balance, or (iii) 100% of the sum of the Class A-4 Principal Balance and the Unpaid Class A-4 Principal Liquidation Loss.

     "Class Percentage Interest" means, as to any Note, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to the percentage (carried to eight places) obtained from dividing the denomination of such Note by the aggregate denomination of all Notes of the related Class (which equals the Original Class A-1:HE/HI Principal Balance in the case of a Class A-1:HE/HI Note, the Original Class A-1 Principal Balance in the case of a Class A-1 Note, the Original Class A-2 Principal Balance in the case of a Class A-2 Note, the Original Class A-3 Principal Balance in the case of a Class A-3 Note and the Original Class A-4 Principal Balance in the case of a Class A-4 Note). The aggregate Class Percentage Interests for each Class of Notes shall equal 100%.

     "Class Principal Balance" means, as to any date, the Class A-1:HE/HI Principal Balance, the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, or the Class A-4 Principal Balance, as appropriate.

     "Closing Date" means December 15, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Security" means, with respect to any Contract, (i) the security interests, if any, granted by or on behalf of the related Obligor with respect thereto, including a first priority perfected security interest in the related Product, (ii) if a Home Equity Contract or Secured Home Improvement Contract, the mortgage, deed of trust or security deed granted by or on behalf of the related Obligor with respect thereto, including the lien on the related real property, (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Contract, whether pursuant to the agreement giving rise to such Contract or otherwise, together with all financing statements signed by the Obligor describing any collateral securing such Contract, (iv) all rights the Company may have against the originator of the Contract if other than the Company, (v) all rights under FHA Insurance as such insurance relates to an FHA-Insured Contract, (vi) all rights under hazard insurance, if applicable on the property described in the Contract,
(vii) all rights in any title insurance policy with respect to a Home Equity Contract or Secured Home Improvement Contract and (viii) all security agreements granting a security interest in the related Product and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Contract whether pursuant to the agreement giving rise to such Contract or otherwise, and (ix) all records in respect of such Contract.

                                      1-12

     "Collected Funds" means, as to any Distribution Date, an amount equal to
(a) the sum of (i) the amount on deposit in the Collection Account as of the close of business on the last day of the related Monthly Period (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 and 8.02 of this Agreement and Section 8.02(b) of the Indenture), (ii) any amounts required to be deposited in the Collection Account on or before the Business Day immediately preceding such Distribution Date pursuant to Section 5.09 or 5.13, and (iii) any amount deposited in the Collection Account in respect of principal on the Consumer Product Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02) after the last day of the related Monthly Period through and including the third Business Day prior to such Distribution Date, but in no event later than the 10th day of the month in which such Distribution Date occurs, reduced by (b) the sum as of the close of business on the last day of the related Monthly Period of (i) the Amount Held for Future Distribution,
(ii) amounts permitted to be withdrawn by the Trustee from the Collection Account pursuant to clauses (b) through (e), inclusive, of Section 6.03; and
(iii) with respect to all Distribution Dates other than the Distribution Date in January 1997, any amount deposited in the Collection Account in respect of principal on the Consumer Product Contracts (exclusive of any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02) on or after the first day of the related Monthly Period and up to but excluding the third Business Day prior to the preceding Distribution Date, but in no event later than the 10th day of the related Monthly Period.

     "Collection Account" means the account established and maintained pursuant to Section 6.01(a).

     "Computer Tape" means the computer tape generated by the Company which provides information relating to the Contracts and which was used by the Company in selecting the Contracts, and includes the master file and the history file.

     "Consumer Product Contract" means a Contract other than a Home Equity Contract or a Home Improvement Contract.

     "Contract File" means, as to each Contract, (a) the original copy of the Contract, including the executed evidence of the obligation of the Obligor; (b) with respect to each Consumer Product Contract, either (i) the original title document for the related Product or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document or (ii) if the laws of the jurisdiction in which the related Product is located do not provide for the issuance of title documents for goods of the type including the Product, other evidence of ownership of the related Product which is customarily relied upon in such jurisdiction as evidence of title to such goods; (c) with respect to each Consumer Product Contract evidence of one or more of the following types of perfection of the security interest in the related Product granted by such Contract, as appropriate: (i) notation of such security interest on the

                                      1-13
title document, (ii) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon (if required to perfect a security interest in the related Product under the UCC as in force in the relevant state), (iii) in the case of a Consumer Product Contract secured by a security interest in an aircraft, evidence of filing with the Federal Aviation Administration Aircraft Registry or (iv) such other evidence of perfection of a security interest in goods of the type including the Product as is customarily relied upon in the jurisdiction in which the related Product is located; (d) with respect to each Home Equity Contract and Secured Home Improvement Contract
(i) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related real property and evidence of due recording of such mortgage, deed of trust or security deed, if available, (ii) the sale control document, (iii) evidence of title insurance, if any; (e) the assignment of the Contract (and an assignment in recordable form of the related mortgage, deed of trust or security deed if a Home Equity Contract or Secured Home Improvement Contract) from the originator (if other than the Company or a wholly-owned subsidiary of the Company) to the Company or a wholly-owned subsidiary of the Company; (f) any extension, modification or waiver agreement(s); (g) a credit application signed by the Obligor, or a copy thereof; and (h) if required by Section 5.09 with respect to such Contract, a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof.

     "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract and computed in accordance with the method specified in that Contract.

     "Contracts" means the retail installment sales contracts and promissory notes and closed-end home equity loans described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, all related mortgages, deeds of trust, security deeds and security interests and any and all rights to receive payments which are due pursuant to the Contracts on or after the Cut-off Date, or Subsequent Cut-off Date with respect to a Subsequent Contract.

     "Corporate Trust Office" means, (i) with respect to the Owner Trustee, the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (the telecopy number for the Corporate Trust Office of the Owner Trustee on the date of the execution of this Agreement is 302-651-8882); and
(ii) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101
Attention:  Corporate Trust

                                      1-14

Department (the telecopy number for the Corporate Trust Office of the Indenture Trustee on the date of execution of this Agreement is 612-244-0089).

     "Counsel for the Company" means Briggs and Morgan, P.A., or other legal counsel for the Company.

     "Cut-off Date" means December 1, 1997 or the date of origination of the Contract, if later.

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of the Contracts.

     "Cut-off Date Principal Balance" means, as to any Contract, the unpaid principal balance thereof at the Cut-off Date, or Subsequent Cut-off Date if a Subsequent Contract, after giving effect to all installments of principal due prior thereto.

     "Defaulted Contract" means a Contract with respect to which the Servicer commenced repossession or foreclosure procedures, made a sale of such Contract to a third party for repossession, foreclosure or other enforcement, or, in the case of an FHA-Insured Contract, submitted a claim to FHA, or as to which there was a payment 180 or more days past due (excluding any Contract deemed delinquent solely because the Obligor's required monthly payment was reduced as a result of bankruptcy or similar proceedings).

     "Delinquent Payment" means, as to any Contract, with respect to any Monthly Period, any payment or portion of a payment of principal or interest that was originally scheduled to be made during such Monthly Period under such Contract and was not received or applied during such Monthly Period, whether or not any payment extension has been granted by the Servicer; provided, however, that with respect to any Liquidated Contract which is a Home Equity Contract or a Home Improvement Contract, the payment scheduled to be made in the Monthly Period in which such Contract became a Liquidated Contract shall not be deemed a Delinquent Payment.

     "Determination Date" means the third Business Day prior to each Distribution Date during the term of this Agreement.

     "Distribution Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in January 1998.

     "Due Date" means, as to any Contract, the date of the month on which the scheduled monthly payment for such Contract is due.

                                      1-15

     "Electronic Ledger" means the electronic master record of installment sale contracts, home improvement contracts and promissory notes and home equity loans of the Company.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company shall have capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) shall have a credit rating from Standard & Poor's (if rated by Standard & Poor's) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iii) an account that will not cause Standard & Poor's and Fitch to downgrade or withdraw their then-current ratings assigned to the Notes, as confirmed in writing by Standard & Poor's and Fitch.

     "Eligible Institution" means any depository institution (which may be the Owner Trustee, the Indenture Trustee or an Affiliate of either) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and the short-term deposits of which have been rated, A-1+ by Standard & Poor's and F-1 by Fitch (if rated by Fitch), or the unsecured long-term debt of which has been rated in one of the two highest rating categories by Standard & Poor's and Fitch (if rated by Fitch) in the case of unsecured long-term debt or which shall otherwise be acceptable to Standard & Poor's and Fitch.

     "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or any

                                      1-16

               Affiliate of the Indenture Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term deposits of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated at least A-1+ by Standard & Poor's and at least F-1 by Fitch (if rated by Fitch) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

         (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Fitch (if rated by Fitch) and are rated AAAm or AAAm-G by Standard & Poor's and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least AAA by Standard & Poor's and in one of the two highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account;

          (vi) commercial paper having a rating of at least A-1+ from Standard & Poor's and at least F-1+ by Fitch (if rated by Fitch) at the time of such investment or pledge as a security; and

                                      1-17

         (vii) other obligations or securities that are acceptable to both Standard & Poor's and Fitch as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Notes or the Certificates by both Standard & Poor's and Fitch below the lower of the then-current rating or the rating assigned to such Notes or the Certificates as of the Closing Date by both Standard & Poor's and Fitch, as evidenced in writing;

Notwithstanding the foregoing, securities that represent the right to receive payments only of interest due on underlying obligations shall not be included as Eligible Investments, whether or not such securities otherwise fall within (i) through (vi) above.

     Each of the Indenture Trustee and the Owner Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     "Eligible Servicer" means the Company or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which is a Title I approved lender under FHA regulations and which services not less than an aggregate of $100,000,000 in outstanding principal amount of retail installment sales contracts and/or consumer installment loans.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Contracts comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Contracts comprising a portion of the corpus of the Trust.

     "Final Scheduled Distribution Date" means March 15, 2029 (or, if such day is not a Business Day, the next succeeding Business Day).

     "Fitch" means Fitch I.B.C.A. Inc., or any successor thereto; provided that if Fitch no longer has a rating outstanding on the Class A-1:HE/HI Notes, nor on the Class A-1 Notes, nor on the Class A-2 Notes, nor on the Class A-3 Notes, nor on the Class A-4 Notes, nor on the Certificates, then references herein to "Fitch" shall be deemed to refer

                                      1-18
to the NRSRO then rating any Class of the Notes (or, if more than one such NRSRO is then rating any Class of the Notes, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "FHA" means the Federal Housing Administration, or any successor thereto.

     "FHA Insurance" means the credit insurance provided by FHA pursuant to Title I of the National Housing Act, as evidenced by the Company's FHA contract of insurance.

     "FHA-Insured Contracts" means those Home Improvement Contracts that have been or are being reported to FHA as eligible for FHA Insurance.

     "FHA Regulations" means the regulations promulgated by HUD relating to Title I home improvement loans, currently found at 24 C.F.R. (S)201.

     "Formula Principal Distribution Amount" means, as of any Distribution Date, the sum of the following amounts with respect to the related Monthly Period and each Consumer Product Contract, in each case computed in accordance with the method specified in the relevant Consumer Product Contract:

          (i) all scheduled payments of principal due on all such Contracts during the related Monthly Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) all Partial Principal Prepayments applied and all Principal Prepay ments in Full received during the related Monthly Period in respect of all such Contracts plus the amount of any reduction on the outstanding principal balance of a Consumer Product Contract during the related Monthly Period ordered as a result of a bankruptcy or similar proceeding involving the related Obligor; plus

         (iii) the aggregate Scheduled Principal Balance of all such Contracts that became Liquidated Contracts during the related Monthly Period; plus;

                                      1-19

          (iv) the aggregate Scheduled Principal Balance of all such Contracts repurchased during the related Monthly Period pursuant to Section
               3.05 or 5.22; plus

           (v) with respect to Post-Funding Distribution Date, the Pre-Funded Amount; plus

          (vi) without duplication of the foregoing, any amount deposited in the Collection Account in respect of principal on the Consumer Product Contracts (excluding any amounts deposited therein pursuant to Sections 6.05, 8.01 or 8.02) after the last day of the related Monthly Period and up to and including the third Business Day prior to the Distribution Date (but in no event later than the 10th day of the month in which such Distribution Date occurs); minus

         (vii) the amount, if any, included in the Formula Principal Distribution Amount for the preceding Distribution Date by virtue of clause (vi) above.

     "GTGP" means Green Tree Second GP Inc., a Minnesota corporation.

     "Guaranty Payment" means, as of any Distribution Date, an amount equal to the sum of: (i) any Certificate Principal Liquidation Loss determined as of that Distribution Date; plus (ii) the amount, if any, by which (A) the Certificateholders' Distributable Amount on such Distribution Date exceeds (B) the remainder of (x) the sum of the Collected Funds as of that Distribution Date plus any amounts on deposit in the Collection Account as of that Distribution Date pursuant to Sections 8.01 or 8.02 minus (y) the amounts to be distributed from the Collection Account on that Distribution Date pursuant to clauses (i) through (iii) of Section 6.06(a); provided that the aggregate of all amounts distributed in respect of principal shall not exceed the Original Certificate Principal Balance.

     "Home Equity Contracts" means the closed-end home equity loans described in the List of Contracts and constituting part of the corpus of the Trust, which Home Equity Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation, any and all related mortgages, deeds of trust and security deeds and any and all rights to receive payments which are due pursuant thereto on or after the Cut-off Date.

     "Home Improvement Contracts" means the retail installment sales contracts and promissory notes financing home improvements described in the List of Contracts and constituting part of the corpus of the Trust, which Home Improvement Contracts are to be assigned and conveyed by the Company to the Trust, and includes, without limitation,

                                      1-20
any and all related mortgages, deeds of trust and security deeds and any and all rights to receive payments which are due pursuant thereto on or after the Cut-off Date.

     "HUD" means the United States Department of Housing and Urban Development, or any successor thereto.

     "Indenture" means the Indenture, dated as of December 1, 1997, between the Trust and First Trust National Association, as Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Indenture Trustee" means the Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

     "Independent" means, when used with respect to any specified Person, Briggs and Morgan, P.A., or any Person who (i) is in fact independent of the Company and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Servicer or in an Affiliate of either and (iii) is not connected with the Company or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein.

     "Initial Consumer Product Contract" means an Initial Contract that is a Consumer Product Contract.

     "Initial Contracts" means those Contracts identified as such in the List of Contracts, all of which were originated on or before November 17, 1997, and having an aggregate Cut-off Date Principal Balance of $410,689,840.

     "Insurance Policy" means, with respect to each Contract, the policy of insurance (if any) required to be maintained for the related Product or real property by Section 5.09, and which, as provided in said Section 5.09, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of said Section 5.09.

     "Insurance Proceeds" means proceeds paid by any insurer pursuant to any insurance policy or contract.

     "Interest Rate Cap Agreement" means the Interest Rate Cap Agreement dated December 5, 1997 between MLDP and the Trust, as the same may be amended or supplemented from time to time.

                                      1-21

     "Interest Rate Cap Payment" means, with respect to any Distribution Date, an amount equal to the product of the Class A-1 Principal Balance times the product of (i) the maximum of (x) the excess of the Class A-1 Interest Rate over 10% or (y) 0% and (ii) the number of days in the Interest Reset Period divided by 360.

     "Interest Reset Period" means, with respect to any Distribution Date, the period from and including the prior Distribution Date (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

     "LIBOR" means, with respect to any Interest Reset Period, the offered rate, as established by the Calculation Agent, for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date for such Interest Reset Period. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.00001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period.

     "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" means the second LIBOR Business Day prior to the first day of the related Interest Reset Period.

     "Limited Guaranty" means the obligation of the Company to make Guaranty Payments pursuant to Section 6.05.

                                      1-22

     "Liquidated Contract" means any Defaulted Contract (1) as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract through the date of disposition of the related Product or real property have been recovered, provided that any Defaulted Contract in respect of which the related Product or real property has been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract, or (2) as to which in the case of an FHA-Insured Contract, either (a) FHA has paid the claim, or (b) the Servicer has determined in good faith that FHA will not pay the claim or (3) with respect to any Monthly Period beginning on or after February 2028 any Home Improvement Contract as to which the Servicer has commenced foreclosure proceedings or made a sale of the Contract to a third party for foreclosure or enforcement and any FHA-Insured Contract as to which the Servicer has submitted a claim to FHA.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any Defaulted Contract, on or prior to the date on which the related Product or real property is disposed of, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including Insurance Proceeds and proceeds realized on the repurchase of any Product by the originating dealer for breach of warranties) received in connection with the liquidation of Defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from any repossessed Product.

     "List of Contracts" means the lists identifying each Contract constituting part of the corpus of the Trust and either delivered pursuant to Section 2.02(a) of this Agreement or attached to a Subsequent Transfer Instrument as Exhibit A. The List of Contracts shall set forth as to each Contract (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor,
(iii) the Contract Rate and (iv) the maturity date.

     "MLDP" means Merrill Lynch Derivative Products AG, a Swiss share company established under the laws of Switzerland.

     "Monthly Period" means a calendar month during the term of this Agreement. With respect to a Distribution Date, "related Monthly Period" means the calendar month immediately preceding the month in which the Distribution Date occurs. With respect to the January 1998 Distribution Date, "related Monthly Period" with respect to the Home Equity Contracts and Home Improvement Contracts means the period beginning on the Cut-off Date and ending December 31, 1997.

                                      1-23

     "Monthly Report" has the meaning assigned in Section 5.13.

     "Monthly Servicing and Guaranty Fee" means, as to any Distribution Date, the Amount Available in the Collection Account on that Distribution Date after payment in full of all amounts payable under Section 6.06(a)(i) through (v).

     "Monthly Servicing Fee" means, as of any Distribution Date on which the Company is not acting as Servicer, any amount agreed to by the Trustee and the successor Servicer that does not exceed one-twelfth of the product of 0.75% and the Pool Scheduled Principal Balance for the immediately preceding Distribution Date.

     "Net Liquidation Loss" means, as to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     "Net Liquidation Proceeds" means, as to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the Monthly Period in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 6.01(a).

     "Note Majority" means, as to each Class of Notes, Holders of Notes representing a majority of the Class Principal Balance of such Class.

     "Note Pool Factor" means, with respect to any Distribution Date and each Class of Notes, an eight-digit decimal figure equal to the outstanding principal balance of such class of Notes as of such Distribution Date (after giving effect to all distributions on such date) divided by the Original Principal Balance of such Class of Notes as of the Closing Date.

     "Note Principal Balance" means, as of any Distribution Date, the sum of the Class A-1:HE/HI Principal Balance, Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, and the Class A-4 Principal Balance.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

                                      1-24

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the amounts payable in respect of the Notes pursuant to Sections 8.02(c)(1)(ii), 8.02(c)(2)(ii) and (vi), 8.02(c)(4)(ii) and (vi), and
8.02(c)(6)(ii) and (vi) of the Indenture.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the amounts payable in respect of the Notes pursuant to Sections 8.02(c)(1)(i), 8.02(c)(2)(i) and (v), 8.02(c)(4)(i) and (v) and
8.02(c)(6)(i) and (v) of the Indenture.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class A-1:HE/HI Formula Principal Distribution Amount plus the Noteholders' Percentage of the Formula Principal Distribution Amount (but not to exceed the Note Principal Balance) and plus the aggregate Principal Liquidation Loss of each Class of Notes.

     "Noteholders' Percentage" means 100% until and including the Distribution Date on which the Note Principal Balance and the aggregate Class A-1:HE/HI, Class A-1, Class A-2, Class A-3 and Class A-4 Principal Liquidation Losses (if any) are paid in full and 0% thereafter.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Unpaid Principal Shortfall as of the close of the preceding Distribution Date; provided, that (i) the Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Note Principal Balance plus the Unpaid Class A-1:HE/HI, A-1, A-2, A-3, and A-4 Principal Liquidation Losses to zero.

     "Noteholders' Unpaid Principal Shortfall" means, with respect to any Distribution Date, the amounts payable in respect of the Notes pursuant to Sections 8.02(c)(1)(iv), 8.02(c)(2)(iv), 8.02(c)(4)(iv), and 8.02(6)(iv) of the
Indenture.

     "Notes" means the Class A-1:HE/HI, Class A-1, Class A-2, Class A-3 or Class A-4 Notes.

     "NRSRO" means any nationally recognized statistical rating organization.

                                      1-25

     "N.Y.U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     "Obligor" means a buyer of a Product or a home improvement or a borrower of a home equity loan or any other Person who is indebted under a Contract.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Company and delivered to the Indenture Trustee or Owner Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Company, acceptable to the Indenture Trustee, the Owner Trustee and the Company.

     "Original Certificate Principal Balance" means $28,400,000.

     "Original Class A-1 Principal Balance" means $284,990,000.

     "Original Class A-1:HE/HI Principal Balance" means $167,923,639.

     "Original Class A-2 Principal Balance" means $46,850,000.

     "Original Class A-3 Principal Balance" means $22,720,000.

     "Original Class A-4 Principal Balance" means $17,040,000.

     "Original Class Principal Balance" means, with respect to any Class, the Original Class A-1:HE/HI Principal Balance, Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance or the Original Class A-4 Principal Balance as appropriate.

     "Original Note Principal Balance" means the sum of the Class A-1:HE/HI, Class A-1, Class A-2, Class A-3, and Class A-4 Original Class Principal Balances.

     "Owner Trustee" means Wilmington Trust Company, acting not individually but solely as trustee, or its successor in interest, and any successor appointed as provided in the Trust Agreement.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Collection Account pursuant to the proviso in Section 3.05(a).

                                      1-26

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge Agreement" means the Reserve Account Pledge Agreement dated as of December 1, 1997 among GTGP, the Indenture Trustee, U.S. Bank National Association as Collateral Agent and the Trust.

     "Pool Scheduled Principal Balance" means, as of any Distribution Date, the aggregate Scheduled Principal Balance of all Contracts that were outstanding during the immediately preceding Monthly Period.

     "Post-Funding Distribution Date" means the first Distribution Date which is on or after the last day of the Pre-Funding Period.

     "Pre-Funded Amount" means, on the Closing Date, $57,387,151.22 (i.e. the difference between $567,923,639 and the aggregate Cut-off Date Principal Balances of the Initial Contracts and the Additional Contracts), and on any other date of determination, the amount then on deposit in the Pre-Funding Account (excluding any investment earnings), after giving effect to any sale of Subsequent Contracts to the Trust on such date.

     "Pre-Funding Account" means the account so designated and established and maintained pursuant to Section 6.01(a).

     "Pre-Funding Period" means the period beginning on the Closing Date and ending on the earliest of (a) the date on which the Pre-Funded Amount is less than $10,000.00, or (b) March 1, 1998 or (c) the date on which an Event of Termination occurs.

     "Principal Liquidation Loss" means, with respect to any Distribution Date and any Class of Notes, the amount by which the aggregate Principal Balance of such Class and each junior Class and the Certificate Principal Balance exceeds the Scheduled Pool Principal Balance, after giving effect to all distributions of principal on such Distribution Date.

     "Principal Prepayment" means a payment or other recovery of principal on a Contract (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a Partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount due on such Contract prior to the date or dates on which such principal amount is due.

                                      1-27

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

     "Products" means the goods financed by and pledged to secure Consumer Product Contracts, which are goods of the following types: motorcycles, marine products (including boats, boat trailers and outboard motors), pianos and organs, horse trailers, sport vehicles (including snowmobiles, personal watercraft and all-terrain vehicles), trucks, personal aircraft, and recreational vehicles.

     "Record Date" means the Business Day immediately preceding the related Distribution Date.

     "Related Documents" means the Trust Agreement, the Indenture, the Administration Agreement, the Interest Rate Cap Agreement, the Certificates, the Notes, and the Underwriting Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     "Repurchase Price" means, with respect to a Contract to be repurchased pursuant to Section 3.05 or Section 5.22, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Monthly Period with respect to which the Obligor last made a payment through the end of the immediately preceding Monthly Period.

     "Reserve Account" means the account held by the Collateral Agent for the benefit of the Holders of the Notes pursuant to the Pledge Agreement.

     "Reserve Account Deficiency Notice" has the meaning given in Section
6.04(c).

     "Reserve Required Amount" means, as of any date of determination, the lesser of (i) the sum of the Note Principal Balance and the Unpaid Class A-1:HE/HI, A-1, A-2, A-3, and A-4 Principal Liquidation Losses or (ii) 1.50% of the Pool Scheduled Principal Balance.

     "Responsible Officer" means, with respect to the Owner Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is

                                      1-28
referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Scheduled Principal Balance" means, as to any Contract and any Distribution Date or the Cut-off Date or Subsequent Cut-off Date, as the case may be, the principal balance of such Contract as of the Due Date in the Monthly Period immediately preceding such Distribution Date or as of the Due Date immediately preceding the Cut-off Date or Subsequent Cut-off Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor. If for any Contract the Cut-off Date is the date of origination of the Contract, its Scheduled Principal Balance as of the Cut-off Date is the principal balance of the Contract on the date of its origination.

     "Secured Home Improvement Contract" means a Home Improvement Contract secured by a mortgage, deed of trust or security deed or similar evidence of a lien on the related real property.

     "Securities" means the Notes and the Certificates.

     "Securityholders" means the Noteholders and the Certificateholders.

     "Seller" means the Company.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means the Company until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicer Advance" means, with respect to any Distribution Date, the amount, if any, deposited by the Servicer in the Collection Account pursuant to
Section 5.13.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "Spread Account" means the account so designated and established and maintained pursuant to Section 6.01(a).

                                      1-29

     "Spread Account Subaccount" means any of the Class A-2 Subaccount, Class A-3 Subaccount or Class A-4 Subaccount.

     "Spread Account Required Amount" means the sum of the Class A-2 Subaccount Required Amount, the Class A-3 Subaccount Required Amount and the Class A-4 Subaccount Required Amount.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto; provided that, if Standard & Poor's no longer has a rating outstanding on the Class A-1:HE/HI Notes, nor on the Class A-1 Notes, nor on the Class A-2 Notes, nor on the Class A-3 Notes, nor on the Class A-4 Notes, nor on the Certificate Certificates, then references herein to "Standard & Poor's" shall be deemed to refer to the NRSRO then rating any Class of the Notes (or, if more than one such NRSRO is then rating any Class of the Notes, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Standard & Poor's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Subsequent Contracts" means a Consumer Product Contract sold by the Company to the Trust pursuant to Section 2.03, such Contract being identified on Exhibit A attached to a Subsequent Transfer Instrument.

     "Subsequent Cut-off Date" means, with respect to a Subsequent Contract, the related Subsequent Transfer Date.

     "Subsequent Transfer Date" means, with respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Contracts are sold to the Trust.

     "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Company substantially in the form of Exhibit F, by which the Company sells Subsequent Contracts to the Trust.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor by the Calculation Agent, for the purpose of displaying London interbank offered rates of major banks).

     "Trust" means the Green Tree Recreational, Equipment & Consumer Trust
1997-D.

                                      1-30

     "Trust Accounts" means the Collection Account, the Note Distribution Account, the Spread Account, the Capitalized Interest Account, the Pre-Funding Account, and the Certificate Distribution Account.

     "Trust Agreement" means the Amended and Restated Trust Agreement dated as of December 1, 1997 among the Company, GTGP and the Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Property" means the property conveyed to the Trust pursuant to Sections 2.01(a) and 2.03.

     "Uncollectible Advance" means, with respect to any Determination Date, the portion of any Servicer Advances which the Servicer has determined in good faith will not be ultimately recoverable by the Servicer from Insurance Policies on the related Product or real property, the Obligor or out of Net Liquidation Proceeds. The determination by the Servicer that it has made an Uncollectible Advance shall be evidenced by an Officer's Certificate delivered to the Trustee.

     "Underwriting Agreement" means, the Underwriting Agreement and related Terms Agreement, each dated December 8, 1997, by and between Merrill Lynch Pierce, Fenner & Smith Incorporated and the Company.

     "Unpaid Certificate Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Certificate Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Certificate Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Certificates on account of any Unpaid Certificate Interest Shortfall pursuant to
Section 5.2(a)(ii) of the Trust Agreement on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Certificate Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Certificate Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Certificate Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Certificate Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Certificates on account of any Unpaid Certificate Liquidation Loss Interest Shortfall pursuant to Section 5.2(a)(vi) of the Trust Agreement on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Certificate Pass-Through Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

                                      1-31

     "Unpaid Certificate Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Certificate Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Certificates pursuant to Section 5.2(a)(vii) of the Trust Agreement, including any Guaranty Payments.

     "Unpaid Certificate Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Certificate Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Certificates pursuant to
Section 5.2(a)(iv) of the Trust Agreement.

     "Unpaid Class A-1 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-1 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1 Notes on account of any Unpaid Class A-1 Interest Shortfall pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-1 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-1 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-1 Notes pursuant to Section 8.02(c)(1)(iv) of the Indenture.

     "Unpaid Class A-1: HE/HI Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-1: HE/HI Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus
(y) the Unpaid Class A-1: HE/HI Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-1: HE/HI Notes on account of any Unpaid Class A-1: HE/HI Interest Shortfall pursuant to Section 8.02(c)(1)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-1: HE/HI Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-1: HE/HI Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-1: HE/HI Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-1: HE/HI Notes pursuant to Section 8.02(c)(1)(iv) of the Indenture.

                                      1-32

     "Unpaid Class A-2 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2 Notes on account of any Unpaid Class A-2 Interest Shortfall pursuant to Section 8.02(c)(2)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-2 Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-2 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-2 Notes on account of any Unpaid Class A-2 Liquidation Loss Interest Shortfall pursuant to Section 8.02(c)(2)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-2 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-2 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-2 Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-2 Notes pursuant to Section 8.02(c)(2)(vii) of the Indenture.

     "Unpaid Class A-2 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-2 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-2 Notes pursuant to Section 8.02(c)(2)(iv) of the Indenture.

     "Unpaid Class A-3 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3 Notes on account of any Unpaid Class A-3 Interest Shortfall pursuant to Section 8.02(c)(4)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-3 Liquidation

                                      1-33

Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-3 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-3 Notes on account of any Unpaid Class A-3 Liquidation Loss Interest Shortfall pursuant to Section 8.02(c)(4)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-3 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-3 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-3 Principal Liquidation Losses for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-3 Notes pursuant to Section 8.02(c)(4)(vii) of the Indenture.

     "Unpaid Class A-3 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-3 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-3 Notes pursuant to Section 8.02(c)(4)(iv) of the Indenture.

     "Unpaid Class A-4 Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4 Interest Carryover Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4 Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4 Notes on account of any Unpaid Class A-4 Interest Shortfall pursuant to Section 8.02(c)(6)(ii) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4 Liquidation Loss Interest Shortfall" means, as to any Distribution Date, the amount, if any, of the remainder of (x) the Class A-4 Liquidation Loss Interest Shortfall, if any, for the immediately prior Distribution Date, plus (y) the Unpaid Class A-4 Liquidation Loss Interest Shortfall determined as of such immediately prior Distribution Date, minus (z) all amounts distributed to the Holders of Class A-4 Notes on account of any Unpaid Class A-4 Liquidation Loss Interest Shortfall pursuant to Section 8.02(c)(6)(vi) of the Indenture on such immediately prior Distribution Date, plus accrued interest (to the extent payment thereof is legally permissible) at the Class A-4 Interest Rate on such remainder from such immediately prior Distribution Date to the current Distribution Date.

     "Unpaid Class A-4 Principal Liquidation Loss" means, as to any Distribution Date, the amount, if any, by which the sum of all Class A-4 Principal Liquidation Losses for all

                                      1-34
prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-4 Notes pursuant to Section 8.02(c)(6)(vii) of the Indenture.

          "Unpaid Class A-4 Principal Shortfall" means, as to any Distribution Date, the amount, if any, by which the aggregate of the Class A-4 Principal Shortfalls for all prior Distribution Dates is in excess of the amounts distributed on prior Distribution Dates to Holders of Class A-4 Notes pursuant to Section 8.02(c)(6)(iv) of the Indenture.

                                      1-35

                                   ARTICLE II

                             TRANSFER OF CONTRACTS
                             ---------------------

     SECTION 2.01.  Transfer of Contracts.

     a. Subject to the terms and conditions of this Agreement, the Company hereby transfers, assigns, sets over and otherwise conveys to the Trust by execution of an assignment substantially in the form of Exhibit A hereto all right, title and interest of the Company in and to (1) the Contracts (including, without limitation, the Collateral Security), and any and all rights to receive payments on or with respect to the Contracts, excluding any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, or the Subsequent Cut-off Date with respect to Subsequent Contracts, (2) the Insurance Policies on any Products or real property securing a Contract for the benefit of the creditor of such Contract and all blanket insurance policies to the extent they relate to the Contracts, (3) all rights the Company may have against the originating dealer, contractor or lender with respect to the Contracts not originated by the Company, (4) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (5) all items contained in the Contract Files, (6) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon except income on the Pre-Funding Account), and (7) all proceeds and products of the foregoing.

     b. Although the parties intend that the conveyance of the Company's right, title and interest in and to the Contracts and the Collateral Security pursuant to this Agreement shall constitute a purchase and sale and not a pledge of security for loans from the Certificateholders and/or the Noteholders, if such conveyances are deemed to be a pledge of security for loans from the Certificateholders, the Noteholders or any other Persons (the "Secured Obligations"), the parties intend and agree that the rights and obligations of the parties to the Secured Obligations shall be established pursuant to the terms of this Agreement and that the Company shall be deemed to have granted to the Trust, and the Company does hereby grant to the Trust, a perfected first-priority security interest in the items designated in Section 2.01(a)(1) through 2.01(a)(7) above to secure the Secured Obligations, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificates, any Notes or the Secured Obligations, the security interest created hereby shall continue in full force and effect and the Owner Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02.  Conditions to Acceptance by Owner Trustee.


                                      2-1

     As conditions to the Owner Trustee's execution and delivery of the Notes on behalf of the Trust and the execution, authentication and delivery of the Certificates on behalf of the Trust on the Closing Date, the Owner Trustee on behalf of the Trust shall have received the following on or before the Closing
Date:

     a. The List of Contracts for all Initial and Additional Contracts, certified by the Chairman of the Board, President or any Vice President of the Company.

     b. A letter from KPMG Peat Marwick L.L.P. or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Contracts on a statistical sampling basis and, based on such sampling, concluding that, except with respect to those Initial Contracts so specified in the letter, such Initial Contracts conform in all material respects to the List of Contracts, to a confidence level of 97.5%, with an error rate generally not in excess of 1.8%.

     c. Copies of resolutions of the board of directors of the Company or of the executive committee of the board of directors of the Company approving the execution, delivery and performance of this Agreement, the Related Documents and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Company.

     d. Officially certified recent evidence of due incorporation and good standing of the Company under the laws of the State of Delaware.

     e. Evidence of filing with the Secretary of State of Minnesota of a UCC-1 financing statement, executed by the Company as debtor, naming the Trust as secured party and describing the Contracts as collateral.

     f. An executed copy of the Assignment substantially in the form of Exhibit A hereto.

     g. Evidence of continued coverage of the Company under the Errors and Omissions Protection Policy.

     h. Evidence of deposit in the Collection Account of all funds received with respect to the Initial and Additional Contracts prior to the Closing Date which were due on or after the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

     i. An Officer's Certificate confirming that the Company has reviewed the original or a copy of each Contract and each Contract File, that each Contract and Contract File conforms in all material respects with the List of Contracts and that each

                                      2-2

Contract File is complete in all material respects and that each Product or real property securing a Contract is covered by an Insurance Policy as required by
Section 3.02(f).

     j. Evidence of the deposit of the Pre-Funded Amount in the Pre-Funding Account and of the deposit of $1,564,476 in the Capitalized Interest Account.

     k. Executed assignments to the Trustee on behalf of the Trust in recordable form of each mortgage securing a Home Equity Contract or a Secured Home Improvement Contract.

     l.   An executed copy of the Interest Rate Cap Agreement.

     m.   Such other documents and certificates as the Trust may request.

     SECTION 2.03.  Conveyance of the Subsequent Contracts.

     a. Subject to the conditions set forth in paragraph (b) below, in consideration of the Indenture Trustee's delivery on behalf of the Trust on the related Subsequent Transfer Dates to or upon the order of the Company of all or a portion of the balance of funds in the Pre-Funding Account, the Company shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all right, title and interest of the Company in and to the Subsequent Contracts identified on the List of Contracts attached to the Subsequent Transfer Instrument (including, without limitation, the Collateral Security), and any and all rights to receive payments on or with respect to the Subsequent Contracts due on or after the related Subsequent Cut-off Date, the Insurance Policies on any Products or real property securing a Subsequent Contract for the benefit of the creditor of such Subsequent Contract and all blanket insurance policies to the extent they relate to the Subsequent Contracts, all rights the Company may have against the originating dealer contractor or lender with respect to the Subsequent Contracts not originated by the Company, the Errors and Omissions Protection Policy as such policy relates to the Subsequent Contracts, all items contained in the Contract Files, and all proceeds and products of the foregoing. The transfer to the Trust by the Company of the Subsequent Contracts shall be absolute and is intended by the Company, the Trust and the Securityholders to constitute and to be treated as a sale of the Subsequent Contracts by the Company to the Trust. The purchase price paid by the Trust shall be one-hundred percent (100%) of the aggregate Cut-off Date Principal Balances of the Subsequent Contracts. The purchase price of Subsequent Contracts shall be paid solely with the Pre-Funded Amount in the Pre-Funding Account.

     b. The Company shall transfer the Subsequent Contracts to the Trust, and the Trust shall purchase the Subsequent Contracts, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
Date:

                                      2-3

          (i) the Company shall have provided the Trust and the Indenture Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Indenture Trustee or the Trust with respect to the Subsequent Contracts;

          (ii) the Company shall have delivered to the Trust (with a copy to the Indenture Trustee) a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit F, which shall include a List of Contracts identifying the related Subsequent Contracts;

         (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Company shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (iv) the Pre-Funding Period shall not have ended;

           (v) the Company shall have delivered to the Indenture Trustee and the Trust an Officer's Certificate, substantially in the form attached hereto as Exhibit G, confirming the satisfaction of each condition precedent and the representations specified in this Section 2.03 and in Sections 3.01, 3.02, 3.03 and 3.04; and

          (vi) the Company shall have delivered to the Indenture Trustee and the Trust Opinions of Counsel addressed to the Rating Agencies, the Trust and the Indenture Trustee with respect to the transfer of the Subsequent Contracts substantially in the form of the Opinions of Counsel delivered to the Indenture Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters.

     c. On or before the last day of the Pre-Funding Period, the Company shall deliver to the Trust and the Indenture Trustee evidence that as a result of the purchase by the Trust of the Subsequent Contracts and their inclusion in the Indenture Collateral (as defined in the Indenture), the Notes and Certificates shall not receive from Standard & Poor's or Fitch a lower credit rating than the ratings assigned to the Notes and Certificates as of the Closing Date.

                                      2-4

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Company makes the following representations and warranties, effective as of the Closing Date, and as of each Subsequent Transfer Date with respect to each Subsequent Contract identified on the List of Contracts attached to the related Subsequent Transfer Instrument, on which the Trust will rely in accepting the Contracts and the other Trust Property in trust and on which the Owner Trustee relies in executing and delivering, on behalf of the Trust, the Certificates and the Notes. The repurchase obligation of the Company set forth in Section 3.05 constitutes the sole remedy available to the Trust, the Owner Trustee, the Indenture Trustee, and the Securityholders for a breach of a representation or warranty of the Company set forth in the Officer's Certificate delivered pursuant to Section 2.02(i) or 2.03(b) or in Section 3.02, 3.03 or
3.04 of this Agreement.

     SECTION 3.01.  Representations and Warranties Regarding the Company.

     a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company.

     b. Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and its Related Documents and all of the transactions contemplated under this Agreement and thereunder and to sell and assign the Trust Property to be sold and assigned to the Trust by it and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and its Related Documents. When executed and delivered, this Agreement and its Related Documents will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Violations. The execution, delivery and performance by the Company of this Agreement and its Related Documents and the fulfillment of their terms will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Company, or constitute a material

                                      3-1
breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

     d. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement, its Related Documents, or the Securities which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement and its Related Documents.

     e. Licensing. The Company is duly registered or licensed as a finance company in each state in which Contracts were originated, to the extent such registration or licensure is required by applicable law.

     f. Chief Executive Office. The chief executive office of the Company is at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

     SECTION 3.02. Representations and Warranties Regarding Each Contract. With respect to each Contract:

     a. List of Contracts. The information relating to the Contract set forth in the List of Contracts is true and correct as of its date.

     b. Payments. The most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Company or any Person acting at the request of the Company). No scheduled payment is delinquent for more than 59 days.

     c. No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File.

     d. Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

     e. No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

                                      3-2

     f. Insurance Coverage. The Product or real property, if any, securing the Contract is covered by an Insurance Policy to the extent (if any) required by Section 5.09. All premiums due as of the Closing Date, or the related Subsequent Transfer Date for any Subsequent Contract, on such insurance have been paid in full. The Company has been named as an additional insured party under any hazard insurance on the property described in the Contract to the extent required by the Company's underwriting guidelines. If the Contract is an FHA-Insured Contract, such Contract was originated in compliance with FHA Regulations and is insured, without setoff, surcharge or defense, by FHA Insurance. Following the assignment of such FHA-Insured Contract to the Owner Trustee, the Owner Trustee on behalf of the Trust will be entitled to the full benefits of the FHA Insurance.

     g. Origination. If a Consumer Product Contract, it was originated by a dealer of goods of a class including the Product subject to the Contract, or by the Company, in the regular course of its business and, if originated by a dealer, was purchased by the Company in the regular course of its business. If a Home Improvement Contract, it was originated by a home improvement contractor, or by the Company, in the ordinary course of its business and, if originated by a contractor, was purchased by the Company, in the ordinary course of its business. If a Home Equity Contract, it was originated by a home equity lender, or by the Company, in the ordinary course of its business and, if originated by a lender, was purchased by the Company in the ordinary course of its business.

     h. Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement, or pursuant to transfers of the Securities, unlawful or render the Contract unenforceable.

     i. Compliance with Law. At the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending and equal credit opportunity laws, have been complied with, and (if such Contract is an FHA-Insured Contract, the FHA Regulations) have been complied with, and the Company shall for at least the period of this Agreement, maintain in its possession, available for the Owner Trustee's inspection, and shall deliver to the Owner Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Trust's ownership of the Contract.

     j. Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Product or real property, if any, securing the Contract has not been released from the lien of the Contract in whole or in part.

                                      3-3

     k. Valid Security Interest or Lien. If a Consumer Product Contract: (a) the Contract creates a valid and enforceable perfected first priority security interest in favor of the Company in the Product covered thereby as security for payment of the Cut-off Date Principal Balance of such Contract; (b) the Company has assigned all of its right, title and interest in such Contract, including the security interest in the Product covered thereby, to the Trust; and (c) the Trust has and will have a valid and perfected and enforceable first priority security interest in such Product. As to each Home Equity Contract and Secured Home Improvement Contract, the Contract has been duly executed and delivered by the Obligor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 30 days and constitutes a valid and perfected first, second, third or fourth priority lien on the real estate described in such Contract.

     l. Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

     m. Good Title. In the case of a Contract purchased from a dealer, home improvement contractor or home equity lender, the Company purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. The Company has not sold, assigned or pledged the Contract to any person and prior to the transfer of the Contract by the Company to the Trust, the Company had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trust.
If such Contract is an FHA-Insured Contract, because the Indenture Trustee is a lender approved by HUD to originate and purchase Title I loans under a valid Title I contract of insurance, the Company has the authority to sell, transfer and assign such Contract to the Trust. No financing statement describing or referring to any Contract (other than any financing statement naming the Trust as secured party, or filed by the Company as secured party to perfect its interest in a Contract purchased from a dealer, contractor or lender) is on file in any public office.

     n. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by paragraph (b) above). The Company has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by paragraph (b) above. As of the Closing Date or the related Subsequent Transfer Date for any Subsequent Contract, the related Product is, to the best of the Company's knowledge, free of damage and in good repair.

                                      3-4

     o. No Liens. If a Consumer Product Contract, there are, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Product securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

     p. Equal Installments. Each Contract has a fixed Contract Rate and provides for level monthly payments (except, in the case of a Balloon Loan, for the final monthly payment of such loan) which fully amortize the loan over its term.

     q. Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

     r. One Original. There is only one original executed Contract (other than an original in the possession of the relevant Obligor), which original Contract is in the possession of the Company or the Custodian on or before the Closing Date or related Subsequent Transfer Date, for any Subsequent Contract. Each Consumer Product Contract has been stamped to reflect the assignment of such Contract to the Trust. Each Home Equity Contract and Home Improvement Contract has been delivered to the Indenture Trustee or its Custodian on or before the Closing Date.

     s. Notation of Security Interest. If a Consumer Product Contract, if the related Product is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Product is being applied for such title document will be issued within 180 days and will show, the Company as the holder of a first priority security interest in such Product; if the related Product is located in a state in which the filing of a financing statement under the applicable Uniform Commercial Code is required to perfect a security interest in goods of the type including the Product, such filings or recordings have been duly made and show the Company as secured party; and if the related Product is an aircraft subject to registration with the Federal Aviation Administration's Aircraft Registry, and the recordation of a mortgage, security agreement or similar conveyance with such Registry is required to perfect the lien created thereby, such recordation has been duly made and shows the Company as secured party or mortgagee. In any case, the Trust has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Company and any trustee in bankruptcy of the Company) claiming an interest in such Product.

     t. No Government Contracts. No Obligor is the United States government or an agency, authority, instrumentality or other political subdivision of the United States government.

                                      3-5

     u. Filings. All filings, including UCC filings, required in any jurisdiction to give the Trust a first perfected ownership interest in the Contract, and to give the Indenture Trustee a first priority perfected security interest in the Contract, have been made.

     SECTION 3.03. Representations and Warranties Regarding the Contracts in the Aggregate.

     a. Amounts. As of the Closing Date, the sum of the aggregate principal amounts payable by Obligors under the Initial and Additional Contracts, equals the Cut-off Date Pool Principal Balance.

     b. Characteristics. The Initial Contracts, consisting of Home Equity Contracts, Home Improvement Contracts, and Consumer Product Contracts, have the following characteristics as of the Cut-off Date: (i) the aggregate Cut-off Date Principal Balance is $410,689,840; (ii) the Obligors on not more than 16.85% (by Cut-off Date Pool Principal Balance) were located in any one state;
(iii) none had a remaining maturity of fewer than 5 months or more than 360 months; (iv) the final scheduled payment date on the such Contract with the latest maturity is in December 2017; (v) each had an original principal balance of at least $1,132.00 and not more than $1,490,025.00 and a Cut-off Date Principal Balance of at least $731.62 and not more than $1,480,331.95; and (vi) each had a contractual rate of interest of at least 7.15% and not more than 25%.

     The Additional Contracts (all of which are Consumer Products Contracts) have the following characteristics as of the Cut-off Date: (i) the Obligors on not more than 15.15% of the Additional Contracts by Cut-off Date Principal Balance are located in any one state; (ii) no Additional Contract had a remaining maturity of fewer than 12 months or more than 240 months; (iii) the final scheduled payment date on the Additional Contract with the latest maturity is in December, 2017; (iv) each Additional Contract had an original principal balance of at least $2,000.46 and not more than $537,660.00 and a Cut-off Date Principal Balance of at least $2,000.46 and not more than $537,660.00; and (v) each Additional Contract had a contractual rate of interest of at least 7.50% and not more than 19.25%.

     c. Subsequent Contracts. The Subsequent Contracts (all of which are Consumer Product Contracts) have the following characteristics: (i) none has a remaining term to maturity of more than 240 months; (ii) as of the end of the Pre-Funding Period, the weighted average interest rate (by Cut-off Date Principal Balance) is not less than 10.6%; (iii) as of the end of the Pre-Funding Period, the percentage of each type of Consumer Product Contract (i.e., aircraft, horse trailer, keyboard instrument, marine product, motorcycle, recreational vehicle, sport vehicle and trucks), as a percentage of all Consumer Product Contracts, will be approximately the same as such percentages calculated with respect to the Initial Consumer Product Contracts.

                                      3-6

     d. Computer Tape. The Computer Tape made available by the Company was complete and accurate as of its date and includes a description of the Initial and Additional Contracts that are described in the List of Contracts.

     e. Marking Records. The Company has caused the portions of the Electronic Ledger relating to the Contracts to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

     f. No Adverse Selection. Except for the effect of the representations and warranties made in Sections 3.02 and 3.03 hereof, no adverse selection procedures have been employed in selecting the Contracts.

     g. Contractor/Lender Concentration. No more than 5% of the Home Improvement Contracts and no more than 5% of the Home Equity Contracts, by Cut-off Date Principal Balance, were originated by any one contractor or lender (other than the Company).

     SECTION 3.04.  Representations and Warranties Regarding the Contract Files.

     a. Possession. Immediately prior to the Closing Date, the Company will have possession of each original Initial and Additional Contract and the related
Contract File.   Immediately prior to each Subsequent Transfer Date the Company will have possession of each Subsequent Contract and the related Contract File. There are and there will be no custodial agreements in effect materially and adversely affecting the rights of the Company to make, or cause to be made, any delivery required hereunder.

     b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files by the Company pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.05. Repurchase of Contracts for Breach of Representations and Warranties.

     a. The Company shall repurchase a Contract, at its Repurchase Price, not later than the last day of the Monthly Period prior to the Monthly Period that is 90 days after the day on which the Company, the Servicer, the Owner Trustee or the Indenture Trustee first discovers, or the Company or the Servicer should have discovered, a breach of a representation or warranty of the Company set forth in Section 3.02, 3.03 or 3.04 of this Agreement or in an Officer's Certificate delivered pursuant to Section 2.02(i) or 2.03(b) that materially adversely affects the interest of the Trust or the Securityholders in such Contract and which breach has not been cured; provided, however, that (i) in the

                                      3-7
event that a party other than the Company first becomes aware of such a breach, such discovering party shall notify the Company in writing within five Business Days of the date of such discovery and (ii) with respect to any Contract incorrectly described on the List of Contracts with respect to unpaid principal balance, which the Company would otherwise be required to repurchase pursuant to this Section, the Company may, in lieu of repurchasing such Contract, deposit in the Collection Account no later than the first Determination Date that is 90 or more days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be accounted for as a collection of principal or interest on such Contract, according to the nature of the deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII. Notwithstanding the foregoing, the Company shall repurchase any Home Improvement Contract or Home Equity Contract, at such Contract's Repurchase Price, if the Company has failed to deliver the related Contract File to the Indenture Trustee or its custodian, for the benefit of the Trust within 30 days of the Closing Date.

     b. Upon receipt by the Trust by deposit in the Collection Account of the Repurchase Price under subsection (a) above, and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit B, the Indenture Trustee shall release its security interest in such Contract and the Owner Trustee on behalf of the Trust shall convey and assign to the Company all of the Securityholders' right, title and interest in the repurchased Contract without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trust.

     c. The Company shall defend and indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any representation set forth in Section 3.02, 3.03 or 3.04 of this Agreement or in the Officer's Certificate delivered pursuant to Section 2.02(i) or Section 2.03(b).


                                      3-8

                                   ARTICLE IV

               PERFECTION OF TRANSFER AND PROTECTION OF SECURITY
               -------------------------------------------------
                                   INTERESTS
                                   ---------

     SECTION 4.01.  Custody of Contracts.

     a. Subject to the terms and conditions of this Section, the Trust appoints the Servicer to maintain custody of the Contract Files related to the Consumer Product Contracts for the benefit of the Trust and the Servicer shall maintain custody of such Contract Files for the benefit of the Trust and shall act as custodian therefor. The Trust appoints the Indenture Trustee to maintain custody of the Contract Files for the Home Equity Contracts and Home Improvement Contracts, as further specified in Section 6.01(k) of the Indenture.

     b. The Servicer agrees to maintain the Contract Files related to the Consumer Product Contracts at its office where they are currently maintained, or at such other offices of the Servicer in the State of Minnesota as shall from time to time be identified to the Trust by written notice. The Servicer may temporarily move such Contract Files, or any portion thereof, without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

     c. As custodian, the Servicer shall have and perform the following powers and duties with respect to the Contract Files related to the Consumer Product
Contracts:

    (i) hold such Contract Files on behalf of the Trust, Indenture Trustee and the Securityholders, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust and the Indenture Trustee annually that it continues to maintain possession of such Contract Files;

    (ii) implement policies and procedures, in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

   (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust, the Indenture Trustee and the Securityholders.

                                      4-1

     d. In performing its duties under this Section, the Servicer agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar contracts owned and/or serviced by it. The Servicer shall promptly report to the Trust and the Indenture Trustee any failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of Contract Files the Servicer agrees further not to assert any beneficial ownership interests in Contract Files or the Contracts. The Servicer agrees to indemnify the Trust, Owner Trustee, the Indenture Trustee and the Securityholders for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against them as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of any indemnified party.

     SECTION 4.02.  Filings; Maintenance of Liens.

     On or prior to the Closing Date, the Company shall cause the UCC-1 financing statement referred to in Section 2.02(e) to be filed. The Administrator on behalf of the Trust shall cause to be filed all necessary continuation statements of the UCC-1 financing statement. From time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Securityholders' interests in the Contracts, including the Collateral Security, and their proceeds, against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. The Servicer will maintain the first priority perfected security interest of the Trust in each Product so long as the related Contract is property of the Trust.

     SECTION 4.03.  Name Change or Relocation.

     a. During the term of this Agreement, the Company shall not change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Owner Trustee, the Indenture Trustee and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company, the Company shall given written notice of any such change to Standard & Poor's and Fitch.

     b. If any change in the Company's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause the security interest evidenced by any such financing or continuation statement or notice of

                                      4-2
lien to become unperfected (whether immediately or with lapse of time), the Company, no later than five days after the effective date of such change, shall file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Securityholders' interests in the Contracts, including the Collateral Security and all proceeds thereof.

     SECTION 4.04.  Chief Executive Office.

     During the term of this Agreement, the Company will maintain its chief executive office in one of the States of the United States, except Tennessee.

     SECTION 4.05.  Costs and Expenses.

     The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Securityholders' right, title and interest in and to the Contracts, including the Collateral Security and all proceeds thereof.




                                      4-3

                                   ARTICLE V

                             SERVICING OF CONTRACTS
                             ----------------------

     SECTION 5.01.  Responsibility for Contract Administration.

     The Servicer will have the sole obligation to manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products and foreclosing real property liens through subcontractors who are in the business of servicing consumer receivables. The Servicer may also perform other specific duties through subcontractors; provided that the Servicer gives notice to each of the Trust, the Indenture Trustee, Standard & Poor's and Fitch of the use of any such subcontractors; and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto. The Owner Trustee, on behalf of the Trust and at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Company is hereby appointed the Servicer until such time as any Service Transfer shall be effected under
Article VII.

     SECTION 5.02.  Standard of Care.

     In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise that degree of skill and care required by the FHA (in the case of FHA-Insured Contracts) and otherwise consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer; provided, however, that notwithstanding the foregoing, the Servicer shall not release or waive the right to collect the unpaid balance on any Contract.

     SECTION 5.03.  Records.

     The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trust and the Indenture Trustee to determine the status of each Contract.

     SECTION 5.04.  Inspection; Computer Tape.

     a. At all times during the term hereof, the Servicer shall afford the Trust and Indenture Trustee and their authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to

                                      5-1
assist in any examination of such records by the Trust and Indenture Trustee or their authorized agents. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust and Indenture Trustee may make, the Trust and Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Section 5.14 and compliance with the standards represented to exist as to each Contract in this Agreement.

     The Servicer shall provide to any Securityholder such access to the records relating to the Contracts only in such cases where the Servicer is required by applicable statutes or regulations, whether applicable to the Servicer or to such Securityholder, to permit Securityholder to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Any Securityholder, by its acceptance of a Certificate or Note (or by acquisition of its beneficial interest therein), as applicable, shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section, except as may be required by applicable law.

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by the Trust and the Indenture Trustee.

     c. On or before the ninth Business Day of each month, the Servicer will provide to the Indenture Trustee a Computer Tape setting forth a list of all the outstanding Contracts and the outstanding principal balance of each such Contract as of the end of the next preceding Monthly Period.

     SECTION 5.05.  Collections.

     The Servicer shall pay into the Collection Account: (i) as promptly as practicable (no later than the next Business Day) following receipt thereof all payments by or on behalf of the Obligors and Net Liquidation Proceeds (other than late payment penalty fees, extension fees and assumption fees, which shall be retained by the Servicer as additional compensation for servicing the Contracts, and any payments that were due prior to the Cut-off Date, which shall be remitted to the Company), and all proceeds of all FHA Insurance claims, received by the Servicer with respect to the Contracts; and (ii)

                                      5-2
on the Business Day immediately prior to each Distribution Date, all Servicer Advances required to be made with respect to such Distribution Date pursuant to
Section 5.13.

     SECTION 5.06.  Enforcement.

     a. The Servicer shall, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as will maximize the receipt of principal and interest on such Contracts and Liquidation Proceeds with respect to Liquidated Contracts. The Company shall pay all FHA Insurance premiums required by FHA Regulations in respect of FHA-Insured Contracts; if the Company is no longer the Servicer and fails to pay such FHA Insurance premiums, the successor Servicer shall pay such premiums and shall be entitled to reimbursement therefor in accordance with Section 6.06.
The Servicer shall comply with FHA Regulations in servicing FHA-Insured Contracts so that the related FHA Insurance remains in full force and effect, except for good-faith disputes relating to FHA Regulations or such FHA Insurance.

     b. In accordance with the standard of care specified in Section 5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence proceedings for the foreclosure of any real estate securing a Secured Home Improvement Contract or Home Equity Contract, and may (with respect to an FHA-Insured Contract) submit a claim to FHA in lieu of commencing foreclosure proceedings, or may take such other steps that in the Servicer's reasonable judgment will maximize Liquidation Proceeds with respect to the Contract, including, for example, the sale of the Contract to a third party for foreclosure or enforcement and, in the case of any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related Liquidation Proceeds before the related Net Liquidation Proceeds are deposited in the Collection Account. The Servicer shall also deposit in the Collection Account any Net Liquidation Proceeds received in connection with any Contract which became a Liquidated Contract in a prior Monthly Period.

     c. The Servicer may sue to enforce or collect upon Contracts, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Owner Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Securityholders.

                                      5-3

     d. The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the Servicer's usual practice. Without limitation of the foregoing, in exercising recourse rights, the Servicer is authorized on behalf of the Trust to reassign the Contract or to resell the related Product to the Person against whom recourse exists at the price set forth in the document creating the recourse.

     e. So long as the Company is the Servicer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of prepayment in full of the Contract. The Servicer will not permit any rescission or cancellation of any Contract.

     f. The Servicer shall enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable Insurance Policy. If an assumption of a Contract is permitted by the Servicer, upon conveyance of the related real property or Product the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

     e. If, following the Termination Date, HUD demands reimbursement of an FHA Insurance claim paid on an FHA-Insured Contract prior to the Termination Date, the Servicer agrees that it will not seek to recover any such amount from the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders.

     g. So long as the Company is the Servicer, the Servicer may, consistent with its customary servicing procedures and consistent with Section 5.02, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that Obligors may not be solicited for extensions and no more than one extension of payments under a Contract may be granted in any twelve-month period. The Servicer may not permit the extension of any payment beyond February 2028.

     h. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Contract, if such modification or waiver, when aggregated with all previous modifications or waivers of the provisions of Contracts, would cause any Notes or Certificates to be treated as having been exchanged for other Notes or Certificates in a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations issued thereunder.

                                      5-4

     SECTION 5.07.  Satisfaction of Contracts.

     Upon payment in full on any Contract, the Servicer will notify the Trust, the Indenture Trustee, and the Company (if the Company is not the Servicer) on the next succeeding Distribution Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.05 have been so deposited). The Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the lien on the related Product or real property. The Servicer shall determine when a Contract has been paid in full; to the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

     SECTION 5.08.  Costs and Expenses.

     All costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including FHA Insurance premiums and enforcement of defaulted Contracts and repossessions of Products securing such Contracts) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Contract (including FHA proceeds) for Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Contract.

     SECTION 5.09.  Maintenance of Insurance.

     a. Except as otherwise provided in paragraph (b) below, the Servicer shall cause to be maintained:

         (i) with respect to each Contract financing the purchase of an aircraft, one or more insurance policies providing complete coverage in flight and on the ground;

         (ii) with respect to each Contract financing the purchase of a truck, one or more physical damage insurance policies;

         (iii) with respect to each Contract financing the purchase of a Product other than an aircraft, truck or keyboard instrument, with an original principal balance of $7,501 or more, one or more insurance policies providing

                                      5-5
     comprehensive and collision coverage that is customary for goods of the class including the relevant Product;

         (iv) with respect to each FHA-Insured Contract, such hazard insurance and flood insurance as may be required by FHA Regulations, it being understood that at the Closing Date hazard insurance was not required to be maintained under the FHA Regulations; and

         (v) with respect to each Contract, other than an FHA-Insured Contract, secured by a mortgage on real property, hazard insurance (excluding flood insurance coverage) if such Contract is secured by a mortgage, deed of trust or security deed or the initial balance of such Contract exceeds $30,000;

in each case, issued by a company authorized to issue such policies in the state in which the related Product or real property is located and in an amount which is not less than the maximum insurable value of such Product or real property or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein; and provided, further, that such Insurance Policies may provide for customary deductible amounts. Each Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds and may separately add such premium to the Obligor's obligation as provided by the Contract, but shall not add such premium to the remaining principal balance of the Contract.

     b. The Servicer may, in lieu of causing individual Insurance Policies to be maintained pursuant to subsection (a)(i), (ii) and (iii) of this Section 5.09, maintain one or more blanket insurance policies covering any losses caused by damage to such Product that would have been covered by an individual Insurance Policy. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall deposit into the Collection Account from its own funds any deductible amount with respect to claims under such blanket insurance policy relating to the Contracts. The Servicer shall not, however, be required to deposit any deductible amount with respect to claims under individual Insurance Policies maintained pursuant to subsection (a)(i), (ii) and (iii) of this Section. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

                                      5-6

     c. With respect to each Product that has been repossessed in connection with a Defaulted Contract, the Servicer shall either (i) maintain one or more Insurance Policies thereon or (ii) self-insure such Products and deposit into the Collection Account from its own funds any losses caused by damage to such Product that would have been covered by an Insurance Policy.

     d.   The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among Persons which service a portfolio of retail installment sales contracts and home equity loans having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

     SECTION 5.10.  Repossession.

     Notwithstanding the standard of care specified in Section 5.02, the Servicer shall commence procedures for the repossession of any Product or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Product (which may include retitling) subject to the requirements of the applicable state and federal law, no later than five Business Days after the time when such Contract becomes a Defaulted Contract.
In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 5.02. In the event that title to any Product is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, as trustee, or, at its election, to its nominee on behalf of the Indenture Trustee, as trustee.

     SECTION 5.11.  Commingling of Funds.

     So long as the Company is the Servicer, any collections in respect of Contracts collected by the Company shall, prior to the deposit thereof in the Collection Account, be held in bank accounts entitled substantially as follows:
"[name of depository], as agent for First Trust National Association and other trustees and Green Tree Financial Corporation, as their interests may appear."

                                      5-7

     SECTION 5.12.  Retitling; Security Interests.

     a. If, at any time, a Service Transfer has occurred and the Company is no longer the Servicer and the new Servicer is unable to foreclose upon a Product because the title document for such Product does not show such Servicer or the Indenture Trustee as the holder of the first priority security interest in the Product, such Servicer shall take all necessary steps to apply for a replacement title document showing it or the Indenture Trustee as the secured party.

     b. In order to facilitate the Servicer's actions, as described in paragraph (a) above, the Company will provide the Servicer with any necessary power of attorney permitting it to retitle the Product. If the Servicer is still unable to retitle the Product, the Company will take all actions necessary to act with the Servicer to foreclose upon the Product.

     c. If at any time during the term of this Agreement the Trust or the Indenture Trustee receives written notice from the Company or the Servicer that the Company does not have a long-term senior debt rating from Standard & Poor's of BBB+ or higher and from Fitch of BBB+ or higher, or if the Trust or the Indenture Trustee otherwise becomes aware of the same, the Trust, the Indenture Trustee and the Servicer, at the Company's expense, shall take such action as may, in the opinion of counsel to the Indenture Trustee, be necessary to perfect the security interests in the Products securing the Contracts in the name of the Indenture Trustee by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Indenture Trustee, be necessary or prudent; provided, however, that such action shall not be required if the Trust or Indenture Trustee receives written confirmation from both Standard & Poor's and Fitch that the ratings of the Securities would not be reduced or withdrawn by the failure to execute and file such assignments. The Company agrees to pay all expenses related to such perfection and to take all action necessary therefor.

     SECTION 5.13.  Servicer Advances.

     Not later than the Business Day immediately preceding each Distribution Date, the Servicer shall advance to the Trust (each such advance, a "Servicer Advance") all Delinquent Payments for the immediately preceding Monthly Period by depositing the aggregate amount of such Delinquent Payments in the Collection Account, provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such advances from subsequent collections, including Net Liquidation Proceeds.

                                      5-8

     SECTION 5.14.  Monthly Reports; Certificate of Servicing Officer.

     a. No later than 1:00 p.m. on each Determination Date, the Servicer shall deliver to the Trust, the Indenture Trustee, the Paying Agent, the Company (if the Company is not the Servicer), Standard & Poor's and Fitch a "Monthly Report," substantially in the form of Exhibit C hereto.

     b. Each Monthly Report pursuant to Section 5.14(a) shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit D, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     c. The Company and (if different from the Company) the Servicer shall, on request of the Trust, the Indenture Trustee, Standard & Poor's, Fitch or a Securityholder, furnish the Trust, the Indenture Trustee and/or Standard & Poor's, Fitch or a Securityholder such underlying data as may be reasonably requested.

     SECTION 5.15.  Annual Report of Accountants.

     On or before March 31 of each year, commencing March 31, 1998, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to make available to the Trust, the Indenture Trustee, Standard & Poor's and Fitch a report stating that such firm has examined selected documents and records relating to the servicing of retail installment sales contracts and home equity loans, including the Contracts covered by this Agreement, in accordance with the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, and that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified therein, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards requires it to report.

     SECTION 5.16.  Certain Duties of the Servicer Under the Trust Agreement.

     The Servicer shall, and hereby agrees that it will, monitor the Trust's compliance with all applicable provisions of state and federal securities laws, notify the Trust and the Administrator of any actions to be taken by the Trust necessary for compliance with such laws and prepare on behalf of the Trust and the Administrator all notices, filings or other documents or instruments required to be filed under such laws.

     SECTION 5.17.  Intentionally Omitted.


                                      5-9

     SECTION 5.18. Annual Statement as to Compliance; Notice of Servicer Termination Event.

     a. The Servicer shall deliver to the Trust, the Indenture Trustee, and each of Standard & Poor's and Fitch, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1998, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     b. The Company or the Servicer shall deliver to the Servicer or the Company (as applicable) and to the Trust, the Indenture Trustee, and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under Section 7.01.

     SECTION 5.19.  Intentionally Omitted.

     SECTION 5.20.  Maintenance of Security Interests in Products.

     a. Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Product on behalf of the Trust, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Trust hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Product or for any other reason. In the event that the assignment of a Contract to the Trust is insufficient, without a notation on the related Product's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Product is located, to perfect a security interest in the related Product in favor of the Trust, the Servicer hereby agrees that the Servicer's designation as the secured party on the certificate of title is in its capacity as agent of the Trust.

                                     5-10

     b. Upon the occurrence of an Event of Termination, the Trust and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Trust, be necessary to perfect or re-perfect the security interests in the Products securing the Contracts in the name of the Trust by amending the title documents of such Products or by such other reasonable means as may, in the opinion of counsel to the Trust, be necessary or prudent. The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor.

     SECTION 5.21. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Contracts and issuing the Notes and the Certificates and on which the Indenture Trustee relies in authenticating the Notes.

     a. Liens in Force. The Product or real estate securing a Contract shall not be released in whole or in part from the security interest or lien granted by the Contract, mortgage, deed of trust or other security deed, except upon payment in full of the Contract or as otherwise contemplated herein;

     b. No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Indenture Trustee or the Securityholders in the Contracts, the Insurance Policies or the other Trust Property; and

     c. No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 5.06.

     SECTION 5.22. Purchase of Contracts Upon Breach of Covenant. Upon discovery by any of the Servicer, the Trust or the Indenture Trustee of a breach of any of the covenants set forth in Section 5.20(a) or 5.21, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer. Not later than the last day of the Monthly Period that is 90 days after its discovery or receipt of notice of any breach of any such covenant which materially and adversely affects the interests of the Securityholders, the Indenture Trustee or the Trust in any Contract (including any Liquidated Contract), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trust the Contract affected by such breach and pay the related Repurchase Price. It is understood and agreed that the obligation of the Servicer to purchase any Contract (including any Liquidated Contract) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Securityholders, the Trust, or the Indenture Trustee on behalf of the Noteholders; provided, however, that the Servicer shall indemnify the Owner Trustee, the Trust, the Indenture Trustee, and the Securityholders against all costs, expenses, losses, damages,

                                     5-11
claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.








                                     5-12

                                   ARTICLE VI

           DISTRIBUTIONS; TRUST ACCOUNTS; INTEREST RATE CAP PAYMENTS;
           ----------------------------------------------------------
            LIMITED GUARANTY PAYMENTS; STATEMENTS TO SECURITYHOLDERS
            --------------------------------------------------------


     SECTION 6.01.  Trust Accounts.

     a. The Servicer shall establish and maintain the following accounts in the name of the Indenture Trustee, each of which shall be an Eligible Account and initially shall be a segregated trust account established and maintained with the Indenture Trustee:

           (i) the Collection Account for the benefit of the Securityholders;

          (ii) the Note Distribution Account for the benefit of the Noteholders;

         (iii) the Spread Account, including the Class A-2, Class A-3, and Class A-4 Subaccounts, for the benefit of the Class A-2, Class A-3 and Class A-4 Noteholders, respectively;

          (iv) the Capitalized Interest Account for the benefit of the Noteholders; and

           (v) the Pre-Funding Account for the benefit of the Noteholders other than the Class A-1:HE/HI Noteholders.

     b. The Servicer shall establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established and maintained with the Owner Trustee.

     c. All amounts held in the Trust Accounts (other than the Certificate Distribution Account which is governed by the Trust Agreement) shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 6.01(c). Such investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Accounts other than the Certificate Distribution Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Indenture

                                      6-1

Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in N.Y.U.C.C., (S) 336.8-313(1)(d)(i)), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in N.Y.U.C.C., (S) 336.8-313(1)(g)) in New York or Minnesota, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such clearing corporation in an account of such institution.
Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts (other than the Certificate Distribution Account and Pre-Funding Account) shall be deposited in the Collection Account and distributed on the next Distribution Date pursuant to Section 6.06. The Servicer shall deposit in the applicable Trust Account (other than the Certificate Distribution Account) an amount equal to any net loss on such investments immediately as realized.

     SECTION 6.02.  Certain Collection Account Deposits.

     a. Collections. The Servicer shall deposit in the Collection Account (no later than the next Business Day as specified in Section 5.05) all payments by or on behalf of the Obligors, all Liquidation Proceeds, and all proceeds of FHA Insurance claims received by the Servicer with respect to the Contracts.

     b. Servicer Advances. The Servicer shall deposit in the Collection Account no later than the Business Day immediately prior to each Distribution Date all Servicer Advances required to be made pursuant to Section 5.13.

     c. Repurchased Contracts. The Company shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section
3.05. The Servicer shall deposit in the Collection Account the Repurchase Price for each Contract repurchased by it under Section 5.22.

                                      6-2

     SECTION 6.03.  Permitted Withdrawals from Collection Account.

     The Indenture Trustee may, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account that are attributable to the Contracts only for the following purposes:

     a.   to make payments in the amounts and in the manner provided for in
Section 6.06;

     b. to pay to the Company with respect to each Contract or property acquired in respect thereof that has been repurchased pursuant to Section 3.05, all amounts received thereon and not required to be distributed to Noteholders or Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

     c. to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it, to the extent such reimbursement is permitted pursuant to Section 5.08;

     d. to withdraw any amount deposited in the Collection Account that was not, or was in excess of the amount, required to be deposited therein; or

     e. to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

     Since, in connection with withdrawals pursuant to paragraphs (a) and (b) above, the Company's or the Servicer's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain a separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such paragraphs.

     SECTION 6.04.  Permitted Withdrawals from Other Trust Accounts.

     a. Capitalized Interest Account Withdrawals. Not later than the Business Day preceding the Post-Funding Distribution Date and each prior Distribution Date, based on the information set forth in the related Monthly Statement, and to the extent there are insufficient funds (including for purposes of such calculation only Collected Funds in respect of interest on the Contracts and any Interest Rate Cap Payment), to make the distributions in respect of interest on the Notes in the amounts described in Section 8.02(c)(1)(i) and (ii), 8.02(c)(2)(i) and (ii), 8.02(c)(4)(i) and (ii) and 8.02(c)(6)(i) and (ii) of the
Indenture the Servicer shall deliver to the Indenture Trustee, with a copy to the Trust and the Paying Agent, if any, by hand delivery, telex or facsimile transmission, a written notice (a "Capitalized Interest Account Deficiency Notice") specifying the amount

                                      6-3
of the insufficiency, if any, for each such Class, for such Distribution Date. Such Capitalized Interest Account Deficiency Notice shall direct the Indenture Trustee to remit such amount (to the extent of funds then on deposit) from the Capitalized Interest Account for deposit in the Note Distribution Account on the Distribution Date.

     b. Spread Account Withdrawals. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Statement, and to the extent there are insufficient funds (including for purposes of such calculation only Collected Funds in respect of interest on the Contracts, plus any deposit made pursuant to Section 6.04(a)) to make the distributions in respect of interest on the Class A-2, A-3, and A-4 Notes in the amounts described in Sections 8.02(c)(2)(i), (ii), (v) and (vi), 8.02(c)(4)(i),
(ii), (v) and (vi) and 8.02(c)(6)(i), (ii), (v) and (vi) of the Indenture, respectively, the Servicer shall deliver to the Indenture Trustee, with a copy to the Trust and the Paying Agent, if any, by hand delivery, telex or facsimile transmission, a written notice (a "Spread Account Deficiency Notice") specifying the amount of the insufficiency, if any, for each such Class, for such Distribution Date. Such Spread Account Deficiency Notice shall direct the Indenture Trustee to remit such amount (to the extent of funds then on deposit) from the related Spread Account Subaccount for deposit in the Note Distribution Account on the Distribution Date.

     c. Reserve Account Withdrawals. Not later than the Business Day prior to each Distribution Date, based on the information set forth in the related Monthly Statement, and to the extent, after giving effect to any deposit made pursuant to Sections 6.04(a) and 6.04(b), there are insufficient funds to make the distributions in the amounts described in Section 8.02(c) of the Indenture, (other than clauses (3), (5), (7) and (8) thereof), the Servicer shall deliver to the Collateral Agent (as defined in the Pledge Agreement), with a copy to the Indenture Trustee, the Trust and the Paying Agent, if any, by hand delivery, telex or facsimile transmission, a written notice (a "Reserve Account Deficiency Notice") specifying the amount of the insufficiency for such Distribution Date. Such Reserve Account Deficiency Notice shall direct the Collateral Agent to remit such amount (to the extent of funds then on deposit) from the Reserve Account for deposit in the Note Distribution Account on the Distribution Date.

     d. Pre-Funding Account Withdrawals. As described in Section 8.03(b) of the Indenture, on the Post-Funding Distribution Date, the Indenture Trustee shall withdraw the Pre-Funded Amount if any, from the Pre-Funding Account and deposit such amount in the Note Distribution Account.

     SECTION 6.05.  Limited Guaranty.

     a. No later than the Determination Date prior to each Distribution Date, the Servicer (if other than the Company) shall notify the Company of the amount of the Guaranty Payment (if any) for such Distribution Date. Not later than the Business Day

                                      6-4
preceding each Distribution Date, the Company shall deposit the Guaranty Payment, if any, for such Distribution Date into the Collection Account.

     b. The obligations of the Company under this Section shall not terminate upon or otherwise be affected by a Service Transfer pursuant to Article VII of this Agreement.

     c. The obligation of the Company to provide the Limited Guaranty under this Agreement shall terminate on the Final Scheduled Distribution Date.

     d. The obligation of the Company to make the Guaranty Payments described in paragraph (a) above shall be unconditional and irrevocable. The Company acknowledges that its obligation to make the Guaranty Payments described in paragraph (a) above shall be deemed a guaranty by the Company of that portion of the Obligors' obligations under the Contracts that is allocable to the Certificateholders.

     e. If the Company fails to make a Guaranty Payment in whole or in part, the Company or the Indenture Trustee shall promptly notify the Owner Trustee, and the Owner Trustee shall promptly notify Standard & Poor's and Fitch.

     SECTION 6.06.  Distributions.

     a. On each Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Monthly Certificate delivered pursuant to Section 5.14) to make the following deposits and distributions by 11:00 a.m. (Minnesota time), to the extent of the Amount Available for such Distribution Date and in the following order of priority; provided that any Guaranty Payment shall be distributed solely to the Certificate Distribution Account pursuant to Section 6.06(b) and any Interest Rate Cap Payment shall be distributed solely to the Note Distribution Account pursuant to clause (iii), below, as part of the Noteholders' Distributable Amount:

          (i) Servicing Fee. If the Company or an Affiliate is not the Servicer, then to the Servicer, the Servicing Fee for the related Monthly Period.

          (ii) Servicer Advances. After payment of the amount specified in clause (i) above, to reimburse the Servicer for Uncollectible Advances and for Servicer Advances made with respect to Delinquent Payments that were recovered during the prior Monthly Period.

          (iii) Notes. After payment of the amounts specified in clauses (i) and
     (ii) above, to the Note Distribution Account the sum of (1) the Noteholders' Distributable Amount, less amounts deposited in the Note Distribution Account pursuant to Section 6.04, plus (2) the amounts, if any, required to be deposited in

                                      6-5
     the Class A-2 Subaccount, Class A-3 Subaccount, Class A-4 Subaccount, and Reserve Account pursuant to Sections 8.02(c)(3), (5), (7), and (8) of the Indenture, respectively.

           (iv) Certificates. After payment of the amounts specified in clauses
     (i) through (iii) above, to the Certificate Distribution Account, the Certificateholders' Distributable Amount.

           (v) Spread Account. After payment of the amounts specified in clauses
     (i) through (iv) above, to the Class A-2 Subaccount, the Class A-3 Subaccount and Class A-4 Subaccount, respectively, in the following order of priority:

                 (1) to the Class A-2 Subaccount, the amount, if any, by which the balance in the Class A-2 Subaccount is less than the Class A-2 Subaccount Required Amount; and

                 (2) to the Class A-3 Subaccount, the amount, if any, by which the balance in the Class A-3 Subaccount is less than the Class A-3 Subaccount Required Amount; and

                 (3) to the Class A-4 Subaccount, the amount, if any, by which the balance in the Class A-4 Subaccount is less than the Class A-4 Subaccount Required Amount.

           (vi) Reserve Account. After payment of the amounts specified in clauses (i) through (v) above, to the Reserve Account the amount, if any, by which the balance in the Reserve Account is less than the Reserve Required Amount.

           (vii) FHA Insurance Premiums. After payment of the amounts specified in clauses (i) through (vi) above to the Indenture Trustee or the Servicer, if other than the Company or an Affiliate of the Company, the amount, if any, of unreimbursed FHA Insurance premiums paid by the Indenture Trustee or such Servicer.

           (viii) Monthly Servicing and Guaranty Fee. After payment of the amounts specified in clauses (i) through (vii) above, to the Company, the Monthly Servicing and Guaranty Fee (which shall be due and payable even if the Company is no longer acting as Servicer) equal to the remaining Amount Available as compensation for its providing the Limited Guaranty and acting as initial Servicer and (if the Company is acting as Servicer) any other compensation owed to the Servicer pursuant to Section 7.02.

                                      6-6

     b. Guaranty Payments. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute to the Certificate Distribution Account any Guaranty Payment deposited in the Collection Account pursuant to
Section 6.05.

     c. Spread Account. On each Distribution Date on which the amount on deposit in any Spread Account Subaccount after all distributions made in accordance with this Section 6.06 exceeds the applicable Class A-2, A-3 or A-4 Subaccount Required Amount, the Servicer shall instruct the Indenture Trustee to pay such excess to the Company.

     d. Reserve Account. On each Distribution Date on which the amount on deposit in the Reserve Account after all distributions made in accordance with this Section 6.06 exceeds the Reserve Required Amount, the Servicer shall instruct the Collateral Agent, with a copy to the Indenture Trustee, to pay such excess to GTGP.

     e. Capitalized Interest Account. If on the Post-Funding Distribution Date there is any amount remaining on deposit in the Capitalized Interest Account, the Servicer shall instruct the Indenture Trustee to pay the entire amount to the Company.

     SECTION 6.07.  Interest Rate Cap Payment.

     a. No later than the Determination Date prior to each Distribution Date, the Servicer shall notify the Indenture Trustee and Merrill Lynch Capital Services Inc., as calculation agent under the Interest Rate Cap Agreement, of the Interest Rate Cap Payment (if any) to be made by MLDP for such Distribution Date.

     b. Any Interest Rate Cap Payment made by MLDP shall be deposited in the Collection Account.

     c. If MLDP fails to make an Interest Rate Cap Payment in whole or in part, the Indenture Trustee shall promptly notify the Company, the Servicer (if not the Company), the Owner Trustee, Standard & Poor's and Fitch.

     SECTION 6.08.  Statements to Securityholders.

     a. On each Distribution Date, the Indenture Trustee shall include with each distribution to each Noteholder, and the Owner Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to each Rating Agency) based on information in the Monthly Report delivered on the related Determination Date pursuant to Section 5.14, setting forth the following information:

                                      6-7

          (i) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to interest, separately identifying any Unpaid Class A-1:HE/HI Interest Shortfall, Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall and any Unpaid Certificate Interest Shortfall included in such distribution and any remaining Unpaid Class A-1:HE/HI Interest Shortfall, Unpaid Class A-1 Interest Shortfall, Unpaid Class A-2 Interest Shortfall, Unpaid Class A-3 Interest Shortfall, Unpaid Class A-4 Interest Shortfall and any Unpaid Certificate Interest Shortfall after giving effect to such distribution;

          (ii) the Class A-1:HE/HI Interest Carryover Shortfall, Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Carryover Shortfall, the Class A-4 Interest Carryover Shortfall and the Certificate Interest Carryover Shortfall, if any, for such Distribution Date;

         (iii) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Unpaid Class A-1:HE/HI Principal Shortfall, Unpaid Class A-1 Principal Shortfall, Unpaid Class A-2 Principal Shortfall, Unpaid Class A-3 Principal Shortfall, Unpaid Class A-4 Principal Shortfall and any Unpaid Certificate Principal Shortfall included therein, and any remaining Unpaid Class A-1:HE/HI Principal Shortfall, Unpaid Class A-1 Principal Shortfall, Unpaid Class A-2 Principal Shortfall, Unpaid Class A-3 Principal Shortfall, Unpaid Class A-4 Principal Shortfall and any Unpaid Certificate Principal Shortfall after giving effect to such distribution;

          (iv) the Class A-1:HE/HI Principal Shortfall, Class A-1 Principal Shortfall, the Class A-2 Principal Shortfall, the Class A-3 Principal Shortfall, the Class A-4 Principal Shortfall and the Certificate Principal Shortfall, if any, for such Distribution Date;

           (v) the Class A-1:HE/HI Principal Balance, Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Certificate Principal Balance after giving effect to the distribution of principal on such Distribution Date;

                                      6-8

          (vi) the amount, if any, of any Class A-2 Principal Liquidation Loss, Class A-3 Principal Liquidation Loss, Class A-4 Principal Liquidation Loss, and Certificate Principal Liquidation Loss determined as of that Distribution Date;

         (vii) the amount of such distribution to Holders of each Class of Notes and the Certificates allocable to liquidation losses, separately identifying the Class A-2 Liquidation Loss Interest Amount, the Class A-3 Liquidation Loss Interest Amount, the Class A-4 Liquidation Loss Interest Amount, the Certificate Liquidation Loss Interest Amount and any Unpaid Class A-2 Liquidation Loss Interest Shortfall, Unpaid Class A-2 Principal Liquidation Loss, Unpaid Class A-3 Liquidation Loss Interest Shortfall, Unpaid Class A-3 Principal Liquidation Loss, Unpaid Class A-4 Liquidation Loss Interest Shortfall, Unpaid Class A-4 Principal Liquidation Loss, Unpaid Certificate Liquidation Loss Interest Shortfall and Unpaid Certificate Principal Liquidation Loss included therein, and any remaining Unpaid Class A-2 Liquidation Loss Interest Shortfall, Unpaid Class A-2 Principal Liquidation Loss, Unpaid Class A-3 Liquidation Loss Interest Shortfall, Unpaid Class A-3 Principal Liquidation Loss, Unpaid Class A-4 Liquidation Loss Interest Shortfall, Unpaid Class A-4 Principal Liquidation Loss, Unpaid Certificate Liquidation Loss Interest Shortfall and Unpaid Certificate Principal Liquidation Loss after giving effect to such distribution;

        (viii) the Class A-2 Liquidation Loss Interest Shortfall, the Class A-3 Liquidation Loss Interest Shortfall, the Class A-4 Liquidation Loss Interest Shortfall and the Certificate Liquidation Loss Interest Shortfall, if any, for such Distribution Date;

          (ix) the amount, if any, deposited in or withdrawn from the Capitalized Interest Account, any Spread Account Subaccount, or the Reserve Account on such Distribution Date;

          (x) the amount, if any, on deposit in the Capitalized Interest Account, each Spread Account Subaccount, and the Reserve Account after giving effect to all withdrawals and deposits on such Distribution Date;

          (xi) the amount, if any, of the Interest Rate Cap Payment and the Guaranty Payment on such Distribution Date;

                                      6-9

         (xii) on any Distribution Date prior to the Post-Funding Termination Date, the Pre-Funded Amount on deposit in the Pre-Funding Account on such Distribution Date; and on the Post-Funding Termination Date, the Pre-Funded Amount, if any, deposited in the Note Distribution Account.

        (xiii) the amount of the Monthly Servicing and Guaranty Fee, if any, paid to the Company with respect to the related Monthly Period and (if the Company is not acting as Servicer) the amount of the Monthly Servicing Fee paid to the Servicer with respect to such Monthly Period;

         (xiv) the Pool Scheduled Principal Balance for such Distribution
               Date;

          (xv) the Note Pool Factor for each Class and the Certificate Pool Factor after giving effect to the distribution of principal on such Distribution Date;

         (xvi) the number and aggregate principal balances of all Contracts delinquent (a) 30-59 days and (b) 60 or more days;

        (xvii) the number of Products that were repossessed during the related Monthly Period;

       (xviii) the number of Products that were repossessed but remain in inventory as of the last day of the related Monthly Period;

         (xix) the number of Contracts that became Liquidated Contracts during the related Monthly Period and the Net Liquidation Losses;

          (xx) the number of Home Equity Contracts and Home Improvement Contracts that became Liquidated Contracts during the related Monthly Period, identifying such Contracts and the Net Liquidation Losses on such Contracts;

         (xxi) the number and aggregate principal balance of Home Equity Contracts and Secured Home Improvement Contracts as to which foreclosure of the related real property lien was commenced during the related Monthly Period;

        (xxii) the number and aggregate principal balance of Home Equity Contracts and Secured Home Improvement Contracts as to which foreclosure of the related real property lien was completed during

                                     6-10
               the related Monthly Period, exclusive of any such Contracts that are Liquidated Contracts;

       (xxiii) the aggregate amount of Servicer Advances made by the Servicer with respect to such Distribution Date, and the aggregate amount paid to the Servicer as reimbursement of Servicer Advances made on prior Distribution Dates; and

        (xxiv) the aggregate number and principal amount of FHA-Insured Contracts on which either (i) the Servicer has submitted a claim for FHA Insurance, HUD rejected such claim and the Servicer has determined not to resubmit such claim, or (ii) the Servicer has determined not to submit a claim for FHA Insurance because such claim would not be paid by HUD.

     In the case of information furnished pursuant to clauses (i) through (vi) above, the amounts shall be expressed as a dollar amount per $1,000 denomination of Note or Certificate, as applicable.

     b. The Owner Trustee and the Indenture Trustee shall inform any of the Noteholders or Certificateholders or Merrill Lynch Pierce, Fenner & Smith Incorporated that inquires by telephone of the information contained in the most recent Monthly Report.

     c. Certificateholders may obtain copies of the statements delivered by the Owner Trustee pursuant to paragraph (a) above upon written request to the Owner Trustee at the Corporate Trust Office (together with a certification that such Person is a Certificateholder and payment of any expenses associated with the distribution thereof). Noteholders may obtain copies of the statements delivered by the Indenture Trustee pursuant to paragraph (a) above upon written request to the Indenture Trustee at its Corporate Trust Office (together with a certification that such Person is a Noteholder and payment of any expenses associated with the distribution thereof).



                                     6-11

                                  ARTICLE VII

                                SERVICE TRANSFER
                                ----------------

     SECTION 7.01.  Event of Termination.

     "Event of Termination" means the occurrence of any of the following:

     a. Any failure by the Servicer to make any deposit into an account required to be made hereunder and the continuance of such failure for a period of five Business Days after the Servicer has become aware, or should have become aware, that such deposit was required;

     b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with), which failure shall (i) materially and adversely affect the rights of the Trust, the Indenture Trustee, or the Securityholders and (ii) continue unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Note Principal Balance or, if the Notes have been paid in full, by Certificateholders evidencing not less than 25% of the Certificate Principal Balance.

     c. Any assignment by the Servicer of its duties hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

     d. A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

     e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

                                      7-1

     f.  The failure of the Servicer to be an Eligible Servicer.

     SECTION 7.02.  Transfer.

     If an Event of Termination has occurred and is continuing, either the Trust, the Indenture Trustee, a Note Majority, or a Certificate Majority, by notice in writing to the Servicer (and to the Indenture Trustee and Trust if given by the Certificateholders or Noteholders) may terminate all (but not less than all) of the Servicer's management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), or upon resignation of the Servicer in accordance with Section 10.01, all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise (except with respect to the Collection Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Indenture Trustee pursuant to and under this
Section 7.02; and, without limitation, the Indenture Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record of each Product) and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of the Company and the Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make the Indenture Trustee or a successor servicer the sole lienholder or legal title holder of record in respect of each Product. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement, at the time of the termination of its activities as Servicer. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Contracts in such electronic form as the new servicer may reasonably request and (ii) any Contracts and Contract Files in the Servicer's possession.

     SECTION 7.03.  Indenture Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.02 or the resignation of the Servicer in accordance with
Section 10.01, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and the Servicer shall be relieved of such

                                      7-2
responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee will not assume any obligations of the Company pursuant to Section 3.05 and (ii) the Indenture Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Indenture Trustee shall be entitled to receive reasonable compensation not in excess of the Monthly Servicing Fee. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Noteholders, exceed the Monthly Servicing Fee. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.04.  Notification to Securityholders.

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Indenture Trustee, the Trust, Standard & Poor's, and Fitch.

     b. Within ten days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Owner Trustee on behalf of the Trust shall give written notice thereof to Standard & Poor's, Fitch and the Certificateholders at their respective addresses appearing on the Certificate Register and the Indenture Trustee shall give written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

     c. The Owner Trustee on behalf of the Trust shall give written notice to Standard & Poor's and Fitch at least 30 days prior to the date upon which any Eligible Servicer (other than the Trustee) is to assume the responsibilities of Servicer pursuant to Section 7.03, naming such successor Servicer.


                                      7-3

     SECTION 7.05.  Effect of Transfer.

     a. After the Service Transfer, the Indenture Trustee or new Servicer may notify Obligors to make payments directly to the new Servicer that are due under the Contracts after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Company pursuant to Article IX and Sections 3.05 and 5.19) other than those relating to the management, administration, servicing or collection of the Contracts.

     SECTION 7.06.  Transfer of Collection Account.

     Notwithstanding the provisions of Section 7.02, if the Collection Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Indenture Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish an Eligible Account with an institution other than the Servicer and promptly transfer all funds in the Collection Account to such new account, which shall thereafter be deemed the Collection Account for the purposes hereof.

     SECTION 7.07.  Limits on Liability.

     The Servicer will be liable to the Trust, the Owner Trustee, the Indenture Trustee and the Securityholders only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and will have no other obligations or liabilities hereunder. Neither the Servicer nor any of its directors, officers, employees or agents will have any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Securityholders (except as explicitly provided in this Agreement) for any action taken, or for refraining from taking any action, pursuant to this Agreement, other than any liability that would otherwise be imposed by reason of the Servicer's breach of this Agreement or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law.

                                      7-4

     SECTION 7.08.  Waiver of Past Defaults.

     A Note Majority or Certificate Majority may, on behalf of all Holders of Notes and Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                      7-5

                                  ARTICLE VIII

                                  TERMINATION
                                  -----------

     SECTION 8.01.  Company's or Servicer's Repurchase Option.

     a. Subject to the conditions in subsection (b) below, the Company or the Servicer may repurchase all of the Contracts and all Products and real property acquired in respect of any Contract remaining in the Trust at a price equal to the greatest of:

           (i) the sum of (x) 100% of the principal balance of each Contract (other than any Contract as to which title to the underlying Product or real property has been acquired and whose fair market value is included pursuant to clause (y) below), plus (y) the fair market value of such acquired Product or real property (as determined by the Company),

           (ii) the aggregate fair market value (as determined by the Company) of all of the assets of the Trust (but in no event more than the amount sufficient to pay all principal and interest outstanding on the Securities, plus any unpaid fees and expenses of the Indenture Trustee and the Owner Trustee), or

           (iii) the sum of the aggregate Note Principal Balance, Certificate Principal Balance, Unpaid Class A Principal Liquidation Loss and Unpaid Certificate Principal Liquidation Loss.

plus, one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Product has been repossessed).

     b. The purchase by the Company or the Servicer of all of the Contracts pursuant to Section 8.01(a) shall be at the option of the Company or the Servicer on any Distribution Date, but shall be conditioned upon (1) the Pool Scheduled Principal Balance, as of the end of the Monthly Period immediately preceding such Distribution Date, aggregating an amount equal to or less than 10% of the Cut-off Date Pool Principal Balance, (2) the Company or the Servicer having provided the Indenture Trustee and the Owner Trustee and the Depository (if any) with at least 30 days' written notice (which may be given prior to the end of the Monthly Period referred to in clause (1) above) and (3) the Company or the Servicer (as applicable) shall have delivered to the Indenture Trustee and the Owner Trustee an unqualified Opinion of Counsel stating that payment of the purchase price to the Securityholders will not constitute a voidable preference or fraudulent transfer under the United States Bankruptcy Code. In the event the notice described in the preceding sentence is given in connection with the Company's election to purchase the Contracts, the Company shall deposit in the

                                      8-1

Collection Account on the relevant Distribution Date in immediately available funds an amount equal to the above-described purchase price and the Indenture Trustee shall distribute the amounts so deposited in accordance with Section
6.06. Upon certification to the Indenture Trustee by a Servicing Officer, following such final deposit, the Indenture Trustee shall promptly release to the Company the Contract Files for the remaining Contracts, and the Indenture Trustee and Owner Trustee on behalf of the Trust shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     SECTION 8.02.  Liquidation of Trust Estate.

     Upon any sale of the assets of the Trust pursuant to Section 9.2 of the Trust Agreement, the Trust shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Trust shall instruct the Indenture Trustee to distribute such funds, together with all other Available Funds, in accordance with the terms of Section 6.06(a).






                                      8-2

                                   ARTICLE IX

                                  INDEMNITIES
                                  -----------

     SECTION 9.01.  Company's Indemnities.

     The Company will defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the paying agent and any other agents of the Owner Trustee and the Indenture Trustee), and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation of any third-party claims arising out of or resulting from (i) the origination of any Contract (including but not limited to truth in lending requirements) or the servicing of such Contract prior to its transfer to the Trust (but only to the extent such cost, expense, loss, damage, tax, claim or liability is not provided for by the Company's repurchase of such Contract pursuant to Section 3.05), (ii) the use or ownership of any Products or real estate related to a Contract by the Company or the Servicer or any Affiliate of either, or (iii) the Company's or the Trust's violation of federal or state securities laws in connection with the offering and sale of the Securities. Notwithstanding any other provision of this Agreement, the obligation of the Company under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Company under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 9.02.  Liabilities to Obligors.

     No obligation or liability to any Obligor under any of the Contracts is intended to be assumed by the Trust, the Owner Trustee, Indenture Trustee, or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Owner Trustee, Indenture Trustee, and the Securityholders expressly disclaim such assumption.

     SECTION 9.03.  Servicer's Indemnities.

     The Servicer shall defend and indemnify the Trust, the Owner Trustee, the Indenture Trustee (including the Paying Agent and any other agents of the Owner Trustee and the Indenture Trustee) and the Securityholders against any and all costs, expenses, losses, damages, taxes, claims and liabilities, including any failure to comply with FHA Regulations in enforcing an FHA-Insured Contract, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Contract, including, without limitation, any failure to comply with FHA Regulations in enforcing or obtaining insurance proceeds for an FHA-Insured Contract. This indemnity shall survive any


                                      9-1

Service Transfer (but the original Servicer's obligations under this Section
9.03 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Company of, any such Contract.

     SECTION 9.04.  Operation of Indemnities.

     Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Company or the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient will repay such amounts collected to the Company or the Servicer, as the case may be, without interest.





                                      9-2

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.01. Servicer Not to Assign Duties or Resign; Delegation of Servicing Duties.

     The Servicer may not sell or assign its rights and duties as Servicer hereunder, except as expressly provided for herein, provided that the Servicer may pledge or assign the right to receive all or any portion of the Monthly Servicing Fee or Monthly Servicing and Guaranty Fee payable to it. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law or is in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect addressed and delivered to the Trust and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Sections
7.02 and 7.03.

     Notwithstanding the foregoing:

     a. Any person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

     b. The Servicer may delegate duties under this Agreement to any of the Servicer's Affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Products and foreclosing real property liens through subcontractors who are in the business of servicing consumer receivables or home equity loans, and may also perform other specific duties through subcontractors; provided that the Servicer gives notice to the Trust and the Indenture Trustee and each of Standard & Poor's and Fitch, and provided further that no such delegation of duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

                                     10-1

     SECTION 10.02.  Assignment or Delegation by Company.

     Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Company may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of a Note Majority and a Certificate Majority, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not prohibit the pledge or assignment by the Company of any right to payment pursuant to Article VI.

     Notwithstanding the foregoing, any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify Standard & Poor's and Fitch of any such merger to which it is a party.

     SECTION 10.03.  Amendment.

     a. This Agreement may be amended from time to time by the Company, the Servicer and the Trust, with the prior written consent of the Indenture Trustee but without the consent of any of the Securityholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, including, without limitation, to add or amend any provision as required by Standard & Poor's, Fitch, or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Notes or the Certificates, provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Company, adversely affect in any material respect the interests of any Securityholder.

     b. This Agreement may also be amended from time to time by the Company, the Servicer and the Trust with the prior written consent of the Indenture Trustee and with the consent of a Certificate Majority and a Note Majority with respect to each Class (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; provided, however, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of

                                     10-2
payments on Contracts or distributions required to be made on any Certificate or Note or the Certificate Pass-Through Rate, Class A-1:HE/HI Interest Rate, Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate, or Class A-4 Interest Rate, (b) amend any provisions of Section 6.06 in such a manner as to affect the priority of payment of interest, principal or premium to Noteholders or Certificateholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Securities then outstanding, and provided further, that the Rating Agency Condition has been satisfied.

     c.   Concurrently with the solicitation of any consent pursuant to this
Section 10.03, the Indenture Trustee shall furnish written notification to Standard & Poor's and Fitch of such solicitation. Promptly after the execution of any amendment pursuant to this Section 10.03, the Indenture Trustee shall furnish written notification of the substance of such amendment to Standard & Poor's, Fitch and each Securityholder.

     d. It shall not be necessary for the consent of Securityholders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

     e. Each of the Owner Trustee and Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects its own rights, duties or immunities under this Agreement or otherwise.

     f. In connection with any amendment pursuant to this Section, the Owner Trustee and Indenture Trustee shall be entitled to receive an unqualified Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by the Agreement.

     g.   Upon the execution of any amendment or consent pursuant to this
Section 10.03, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Securityholder hereunder shall be bound thereby.

     SECTION 10.04.  Notices.

     All communications and notices pursuant hereto to the Servicer, the Company, the Trust, the Owner Trustee, the Indenture Trustee, Standard & Poor's and Fitch shall be in writing and delivered (by facsimile or other means) or mailed to it at the appropriate following address:

                                     10-3

     If to the Company or the Servicer:

          Green Tree Financial Corporation
          1100 Landmark Towers
          345 St. Peter Street
          St. Paul, Minnesota  55102-1639
          Attention:  Chief Financial Officer
          Telecopier Number:  (612) 293-5746

     If to the Trust or Owner Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Attention: Corporate Trust Administration
          Telecopier Number: 302-651-8882

     If to the Indenture Trustee:

          First Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention: Corporate Trust Administration, Structured Finance Telecopier Number: (612) 244-0089

     If to Standard & Poor's:

          Standard & Poor's Ratings Services
          25 Broadway
          New York, New York  10004
          Attention:  Asset Backed Surveillance Group
          Telecopier Number:  (212) 208-1582

     If to Fitch:

          Fitch I.B.C.A. Inc.
          One State Street Plaza
          New York, New York  10004
          Attention:  ABS Surveillance Group

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

                                     10-4

     All communications and notices pursuant hereto to a Securityholder shall be in writing and delivered or mailed at the address shown in the Certificate Register or Note Register, as applicable.

     SECTION 10.05.  Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 10.06.  Headings.

     The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 10.07.  Governing Law.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

     SECTION 10.08.  Limitation of Liability.

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of Green Tree Recreational, Equipment & Consumer Trust 1997-D under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or the other Related Documents.

                                     10-5

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized this ____ day of December, 1997.

                                  ISSUER:

                                  GREEN TREE RECREATIONAL,
                                  EQUIPMENT & CONSUMER TRUST
                                  1997-D

                                  By Wilmington Trust Company,
                                     not in its individual capacity but
                                     solely as Owner Trustee for the Trust


                                     By__________________________________
                                       Its_______________________________

                                  SELLER AND SERVICER:

                                  GREEN TREE FINANCIAL CORPORATION

                                  By
                                    ------------------------------------
                                     Phyllis A. Knight, Senior Vice President and Treasurer

Acknowledged and Accepted:

FIRST TRUST NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee


By
  ---------------------------------
Name:
Title:

By
  ---------------------------------
Name:
Title:

                                   EXHIBIT A

                               FORM OF ASSIGNMENT
                               ------------------


     In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of December 1, 1997 between Green Tree Financial Corporation (the "Company") and Green Tree Recreational, Equipment & Consumer Trust 1997-D, the Company does hereby transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in (i) the Contracts identified in the List of Contracts including, without limitation, all Collateral Security and any and all rights to receive payments on or with respect to the Contracts, excluding any rights to receive payments which were due pursuant thereto prior to the Cut-off Date, or Subsequent Cut-off Date with respect to a Subsequent Contract, or (ii) the Insurance Policies on any Products or real property securing a Contract for the benefit of the creditor of such Contract and all rights under all blanket insurance policies to the extent they relate to the Contracts, (iii) all rights the Company may have against the originating dealer, contractor or lender with respect to Contracts not originated by the Company, (iv) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (v) all items contained in the Contract Files, (vi) the Trust Accounts and all funds on deposit therein from time to time and all investments and proceeds thereof (including all income thereon), and (vii) all proceeds and products in any way derived from any of the foregoing. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Agreement.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Article III of the Agreement and no others.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ______ day of December, 1997.


                                        GREEN TREE FINANCIAL CORPORATION


                                        By
                                          --------------------------------------
                                           [Name]
                                           [Title]

                                   EXHIBIT B
                                   ---------

                                    FORM OF
                                    -------
                  CERTIFICATE REGARDING REPURCHASED CONTRACTS
                  -------------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

                  CERTIFICATE REGARDING REPURCHASED CONTRACTS

     The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Company"); he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to
Section 3.05 of the Sale and Servicing Agreement (the "Agreement"), dated as of December 1, 1997 between the Company and Green Tree Recreational, Equipment & Consumer Trust 1997-D (the "Trust") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement):

     1. The Contracts on the attached schedule are to be repurchased by the [Company] [Servicer] on the date hereof pursuant to Section [3.05] [5.22] of the Agreement.

     2. Upon deposit of the Repurchase Price for such Contracts, such Contracts may, pursuant to Section [3.05] [5.22] of the Agreement, be assigned by the Trust to the [Company] [Servicer].

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of ________, 19__.



                                        GREEN TREE FINANCIAL CORPORATION


                                        By
                                          --------------------------------
                                          [Name]
                                        [Title]

                                   EXHIBIT C
                                   ---------

                             FORM OF MONTHLY REPORT
                             ----------------------


          GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1997-D

                                            Distribution Date:
                                                              -----------------

1. Amount Available
                                                              -----------------
   (a)  Collected Funds
                                                              -----------------
        - Amount on deposit in Collection Account on last
          day of related Monthly Period
                                                              -----------------
        - Principal Payments on Consumer Product Contracts
          deposited during first ten days of current month
                                                              -----------------
        - Servicer Advances
                                                              -----------------
        - LESS excluded amounts
                                                              -----------------
   (b)  Guaranty Payment
                                                              -----------------
   (c)  Repurchase of Pool/Payments on Liquidation
        of Trust Estate
                                                              -----------------
   (d)  Interest Rate Cap Payment
                                                              -----------------
2. Other deposits in Note Distribution Account
   (a)  Capitalized Interest Account Withdrawals
                                                              -----------------
   (b)  Spread Account Withdrawals
                                                              -----------------
        - A-2 Subaccount
                                                              -----------------
        - A-3 Subaccount
                                                              -----------------
        - A-4 Subaccount
                                                              -----------------
   (c)  Reserve Account Withdrawals
                                                              -----------------
   (d)  Pre-Funded Amount Withdrawals
                                                              -----------------

3. Total deposited in Note Distribution Account
                                                              -----------------

4. Total deposited in Certificate
   Distribution Account
                                                              -----------------

5. Monthly Servicing Fee (if Company not Servicer)
                                                              -----------------

Class A-1:HE/HI Notes
---------------------

Class A-1:HE/HI Interest

6. Class A-1:HE/HI Interest Rate
                                                              -----------------
7. Class A-1:HE/HI Interest Amount
                                                              -----------------
8. Amount paid on account of Class A-1:HE/HI Interest Amount
                                                              -----------------
9. Class A-1:HE/HI Interest Carryover Shortfall
                                                              -----------------
10. Amount paid on account of Unpaid Class A-1:HE/HI
    Interest Shortfall
                                                              -----------------
11. Remaining Unpaid Class A-1:HE/HI Interest Shortfall
                                                              -----------------
Class A-1:HE/HI Principal

12. Class A-1:HE/HI Formula Principal Distribution Amount:
   (a)  Scheduled principal
                                                              -----------------
   (b)  Principal Prepayments
                                                              -----------------
   (c)  Liquidated Contracts
                                                              -----------------
   (d)  Repurchases
                                                              -----------------
   (e) Formula Principal Distribution Amount,
       if applicable
                                                              -----------------

13. Amount paid on account of Class A-1:HE/HI
    Principal Balance
                                                              -----------------
14. Class A-1:HE/HI Principal Shortfall
                                                              -----------------
15. Unpaid Class A-1:HE/HI Principal Shortfall
                                                              -----------------
16. Amount paid on account of Unpaid Class A-1:HE/HI
    Principal Shortfall
                                                              -----------------
17. Remaining Unpaid Class A-1:HE/HI Principal Shortfall
                                                              -----------------

Class A-1 Notes
---------------

Class A-1 Interest

18.  Class A-1 Interest Rate
                                                              -----------------
19.  Class A-1 Interest Amount
                                                              -----------------
20.  Amount paid on account of Class A-1 Interest Amount
                                                              -----------------
21.  Class A-1 Interest Carryover Shortfall
                                                              -----------------
22.  Amount paid on account of Unpaid Class A-1
     Interest Shortfall
                                                              -----------------
23.  Remaining Unpaid Class A-1 Interest Shortfall
                                                              -----------------

Class A-1 Principal

24.  Formula Principal Distribution Amount:
   (a)  Scheduled principal
                                                              -----------------
   (b)  Principal Prepayments
                                                              -----------------
   (c)  Liquidated Contracts
                                                              -----------------
   (d)  Repurchases
                                                              -----------------
   (e)  Principal received first 10 days of
        current month on Consumer Product Contracts
                                                              -----------------
   (f)  LESS principal received first ten days of
        prior month included in prior month's Formula
        Principal Distribution Amount
                                                              -----------------
   (g)  Pre-Funded Amount
                                                              -----------------

25.  Class A-1 Percentage of Formula Principal Distribution
     Amount or Class A-1 Principal Balance, whichever is less
                                                              -----------------
26.  Amount paid on account of Class A-1 Principal Balance
                                                              -----------------
27.  Class A-1 Principal Shortfall
                                                              -----------------
28.  Unpaid Class A-1 Principal Shortfall
                                                              -----------------
29.  Amount paid on account of Unpaid Class A-1 Principal
     Shortfall
                                                              -----------------

30.  Remaining Unpaid Class A-1 Principal Shortfall
                                                              -----------------

Class A-2 Notes
---------------

Class A-2 Interest

31.  Class A-2 Interest Rate
                                                              -----------------
32.  Class A-2 Interest Amount
                                                              -----------------
33.  Amount paid on account of Class A-2 Interest Amount
                                                              -----------------
34.  Class A-2 Interest Carryover Shortfall
                                                              -----------------
35.  Amount paid on account of Unpaid Class A-2
     Interest Shortfall
                                                              -----------------
36.  Remaining Unpaid Class A-2 Interest Shortfall
                                                              -----------------

Class A-2 Principal

37.  Class A-2 Percentage of Formula Principal Distribution
     Amount or Class A-2 Principal Balance, whichever is less
                                                              -----------------
38.  Amount paid on account of Class A-2 Principal Balance
                                                              -----------------
39.  Class A-2 Principal Shortfall
                                                              -----------------
40.  Unpaid Class A-2 Principal Shortfall
                                                              -----------------
41.  Amount applied to Unpaid Class A-2 Principal Shortfall
                                                              -----------------
42.  Remaining Unpaid Class A-2 Principal Shortfall
                                                              -----------------

Class A-2 Liquidation Loss Interest and Principal

43.  Class A-2 Liquidation Loss Interest Amount
                                                              -----------------
44.  Amount paid on account of Class A-2 Liquidation
     Loss Interest Amount
                                                              -----------------
45.  Class A-2 Liquidation Loss Interest Shortfall
                                                              -----------------

46.  Amount paid on account of Unpaid Class A-2 Liquidation
     Loss Interest Shortfall
                                                              -----------------
47.  Remaining Unpaid Class A-2 Liquidation Loss Interest
     Shortfall
                                                              -----------------
48.  Class A-2 Principal Liquidation Loss
                                                              -----------------
49.  Amount paid on account of Unpaid Class A-2 Principal
     Liquidation Loss
                                                              -----------------
50.  Remaining Unpaid Class A-2 Principal
     Liquidation Loss
                                                              -----------------
51.  Class A-2 Principal Balance plus Class A-2 Principal
     Liquidation Loss after giving effect to payments
     on Distribution Date
                                                              -----------------

Class A-3 Notes
---------------

Class A-3 Interest

52.  Class A-3 Interest Rate
                                                              -----------------
53.  Class A-3 Interest Amount
                                                              -----------------
54.  Amount paid on account of Class A-3 Interest Amount
                                                              -----------------
55.  Class A-3 Interest Carryover Shortfall
                                                              -----------------
56.  Amount paid on account of Unpaid Class A-3
     Interest Shortfall
                                                              -----------------
57.  Remaining Unpaid Class A-3 Interest Shortfall
                                                              -----------------

Class A-3 Principal

58.  Class A-3 Percentage of Formula Principal Distribution
     Amount or Class A-3 Principal Balance, whichever is less
                                                              -----------------
59.  Amount paid on account of Class A-3 Principal Balance
                                                              -----------------
60.  Class A-3 Principal Shortfall
                                                              -----------------

61.  Unpaid Class A-3 Principal Shortfall
                                                              -----------------
62.  Amount paid on account of Unpaid
     Class A-3 Principal Shortfall
                                                              -----------------
63.  Remaining Unpaid Class A-3 Principal Shortfall
                                                              -----------------

Class A-3 Liquidation Loss Interest and Principal

64.  Class A-3 Liquidation Loss Interest Amount
                                                              -----------------
65.  Amount paid on account of Class A-3 Liquidation
     Loss Interest Amount
                                                              -----------------
66.  Class A-3 Liquidation Loss Interest Shortfall
                                                              -----------------
67.  Amount paid on account of Unpaid Class A-3 Liquidation
     Loss Interest Shortfall
                                                              -----------------
68.  Remaining Unpaid Class A-3 Liquidation Loss Interest
     Shortfall
                                                              -----------------
69.  Class A-3 Principal Liquidation Loss
                                                              -----------------
70.  Amount paid on account of Unpaid Class A-3 Principal
     Liquidation Loss
                                                              -----------------
71.  Remaining Unpaid Class A-3 Principal
     Liquidation Loss
                                                              -----------------
72.  Class A-3 Principal Balance plus Class A-3 Principal
     Liquidation Loss after giving effect to payments
     on Distribution Date
                                                              -----------------

Class A-4 Notes
---------------

Class A-4 Interest

73.  Class A-4 Interest Rate
                                                              -----------------
74.  Class A-4 Interest Amount
                                                              -----------------
75.  Amount paid on account of Class A-4 Interest Amount
                                                              -----------------

76.  Class A-4 Interest Carryover Shortfall
                                                              -----------------
77.  Amount paid on account of Unpaid Class A-4 Interest
     Shortfall
                                                              -----------------
78.  Remaining Unpaid Class A-4 Interest Shortfall
                                                              -----------------

Class A-4 Principal

79.  Class A-4 Percentage of Formula Principal Distribution
     Amount or Class A-4 Principal Balance, whichever is less
                                                              -----------------
80.  Amount paid on account of Class A-4
     Principal Balance
                                                              -----------------
81.  Class A-4 Principal Shortfall
                                                              -----------------
82.  Unpaid Class A-4 Principal Shortfall
                                                              -----------------
83.  Amount paid on account of Unpaid Class A-4
     Principal Shortfall
                                                              -----------------
84.  Remaining Unpaid Class A-4 Principal Shortfall
                                                              -----------------

Class A-4 Liquidation Loss Interest and Principal

85.  Class A-4 Liquidation Loss Interest Amount
                                                              -----------------
86.  Amount paid on account of Class A-4 Liquidation
     Loss Interest Amount
                                                              -----------------
87.  Class A-4 Liquidation Loss Interest Shortfall
                                                              -----------------
88.  Amount paid on account of Unpaid Class A-4 Liquidation
     Loss Interest Shortfall
                                                              -----------------
89.  Remaining Unpaid Class A-4 Liquidation Loss Interest
     Shortfall
                                                              -----------------
90.  Class A-4 Principal Liquidation Loss
                                                              -----------------
91.  Amount paid on account of Unpaid Class A-4 Principal
     Liquidation Loss
                                                              -----------------

92.  Remaining Unpaid Class A-4 Principal
     Liquidation Loss
                                                              -----------------
93.  Class A-4 Principal Balance plus Class A-4 Principal
     Liquidation Loss after giving effect to payments on
     Distribution Date
                                                              -----------------

Certificates
------------

Certificate Interest

94.  Certificate Pass-through Rate
                                                              -----------------
95.  Certificate Interest Amount
                                                              -----------------
96.  Amount distributed on account of Certificate
     Interest Amount
                                                              -----------------
97.  Certificate Interest Carryover Shortfall
                                                              -----------------
98.  Amount distributed on account of Unpaid Certificate
     Interest Carryover Shortfall
                                                              -----------------
99.  Remaining Unpaid Certificate Interest
     Carryover Shortfall
                                                              -----------------
Certificate Principal

100. Certificate Percentage of Class A-1:HE/HI Formula Principal
     Distribution Amount or Certificate Balance,
     whichever is less
                                                              -----------------
101. Amount distributed on account of Certificate
     Principal Balance
                                                              -----------------
102. Certificate Principal Shortfall
                                                              -----------------
103. Unpaid Certificate Principal Shortfall
                                                              -----------------
104. Amount distributed on account of Unpaid
     Certificate Principal Shortfall
                                                              -----------------

105. Remaining Unpaid Certificate Principal Shortfall
                                                              -----------------

Certificate Liquidation Loss Interest and Principal

106. Certificate Liquidation Loss Interest Amount
                                                              -----------------
107. Amount distributed on account of Certificate
     Liquidation Loss Interest Amount
                                                              -----------------
108. Certificate Liquidation Loss Interest Shortfall
                                                              -----------------
109. Amount distributed on account of Unpaid Certificate
     Liquidation Loss Interest Shortfall
                                                              -----------------
110. Remaining Unpaid Certificate Liquidation Loss Interest
     Shortfall
                                                              -----------------
111. Certificate Principal Liquidation Loss
                                                              -----------------
112. Amount distributed on account of Unpaid Certificate
     Principal Liquidation Loss
                                                              -----------------
113. Remaining Unpaid Certificate Principal
     Liquidation Loss
                                                              -----------------
114. Certificate Principal Balance plus Certificate Principal
     Liquidation Loss after giving effect to distributions
     on Distribution Date
                                                              -----------------

Notes and Certificates
----------------------

115.  Amount deposited in Spread Account Subaccounts
      Class A-2 Subaccount
                                                              -----------------
      Class A-3 Subaccount
                                                              -----------------
      Class A-4 Subaccount
                                                              -----------------

116.  Amount released to Company from Spread Account Subaccounts
      Class A-2 Subaccount
                                                              -----------------
      Class A-3 Subaccount
                                                              -----------------
      Class A-4 Subaccount
                                                              -----------------

117.  Balance in Spread Account Subaccounts
      Class A-2 Subaccount
                                                              -----------------
      Class A-3 Subaccount
                                                              -----------------
      Class A-4 Subaccount
                                                              -----------------

118.  Amount deposited in Reserve Account
                                                              -----------------
119.  Amount released to GTGP from Reserve Account
                                                              -----------------
120.  Balance in Reserve Account
                                                              -----------------
121.  Amount released to Company from Capitalized
      Interest Account
                                                              -----------------
122.  Balance in Capitalized Interest Account
                                                              -----------------
123.  Pre-Funded Amount on deposit in Pre-Funding Account
                                                              -----------------
124.  Amount of Guaranty Payment
                                                              -----------------
125.  Monthly Servicing and Guaranty Fee
                                                              -----------------
126.  Pool Scheduled Principal Balance
                                                              -----------------
127.  Pool Factor
      (a)  Class A-1: HE/HI
                                                              -----------------
      (b)  Class A-1
                                                              -----------------
      (c)  Class A-2
                                                              -----------------
      (d)  Class A-3
                                                              -----------------
      (e)  Class A-4
                                                              -----------------
      (f)  Certificate
                                                              -----------------

Aggregate Scheduled Balances of Delinquent Contracts as of Determination Date

128.  30 - 59 days
      (a)  Number
                                                              -----------------
           (i)  Total
                                                              -----------------
          (ii)  Home Equity and Home Improvement
                                                              -----------------
      (b)  Aggregate Principal Balance
                                                              -----------------
           (i)  Total
                                                              -----------------
          (ii)  Home Equity and Home Improvement
                                                              -----------------

129.  60 days or more
      (a)  Number
                                                              -----------------
           (i)  Total
                                                              -----------------
          (ii)  Home Equity and Home Improvement
                                                              -----------------
      (b)  Aggregate Principal Balance
                                                              -----------------
           (i)  Total
                                                              -----------------
          (ii)  Home Equity and Home Improvement
                                                              -----------------

130.  Number of Products repossessed (by Product type)
                                                              -----------------
131.  Number of Products repossessed (by Product type)
      but remaining in inventory
                                                              -----------------
132.  Contracts that became Liquidated Contracts
      (a)  Number
                                                              -----------------
           (i)  Total
                                                              -----------------
          (ii)  Home Equity and Home Improvement
                                                              -----------------
      (b)  Net Liquidation Losses
                                                              -----------------
           (i)  Total
                                                              -----------------
          (ii)  Home Equity and Home Improvement
                                                              -----------------
133.  Home Equity and Home Improvement Contracts in
      Foreclosure
                                                              -----------------
        (a)  Number
                                                              -----------------
        (b)  Aggregate Principal Balance
                                                              -----------------
134.  Foreclosed Home Equity and Home Improvement Contracts,
      excluding Liquidated Contracts
                                                              -----------------
        (a)  Number
                                                              -----------------
        (b)  Aggregate Principal Balance
                                                              -----------------
135.  Amount Paid to Servicer as Reimbursement
      for Prior Servicer Advances
                                                              -----------------

136.  The aggregate number and principal amount of
      FHA-Insured Contracts on which either
      (i) the Servicer has submitted a claim for
      FHA Insurance, HUD rejected such claim and
      the Servicer has determined not to resubmit
      such claim, or (ii) the Servicer has determined         -----------------
      not to submit a claim for FHA Insurance because
      such claim would not be paid by HUD                     $
                                                              -----------------

   The amounts set out in lines ________________through ____________above are expressed as a dollar amount per $1,000 denomination of Note or Certificate.


Please contact [____________of First Trust National Association,_______________] [_____________of Wilmington Trust Company,_________________] with any questions regarding this Statement or your Distribution.

                                   EXHIBIT D
                                   ---------

                    FORM OF CERTIFICATE OF SERVICING OFFICER
                    ----------------------------------------


                        GREEN TREE FINANCIAL CORPORATION

   The undersigned certifies that he is a [title] of Green Tree Financial Corporation, a Delaware corporation (the "Servicer"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Servicer pursuant to Section 5.14 of the Sale and Servicing Agreement (the "Agreement") dated as of December 1, 1997 between the Company and Green Tree Recreational, Equipment & Consumer Trust 1997-D (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

   1. The Monthly Report for the period from________________to_____________ attached to this certificate is complete and accurate in accordance with the requirements of Section 5.14 of the Agreement; and

   2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

   IN WITNESS WHEREOF, I have affixed hereunto my signature this_____day of_____________________, 19__.


                                       GREEN TREE FINANCIAL CORPORATION


                                       By
                                         -----------------------------------
                                         [Name]
                                         [Title]

                                   EXHIBIT E
                                   ---------

                            FORM OF ADDITION NOTICE
                            -----------------------

                                 ___________, 1997

First Trust National Association      Green Tree Recreational, Equipment
180 East Fifth Street                 & Consumer Trust 1997-D
St. Paul, MN  55101                   c/o Wilmington Trust Company
                                      Rodney Square North
                                      1100 North Market Street
                                      Wilmington, Delaware 19890-0001
                                      Attention:  Corporate Trust Administration
                                      Telecopier Number:  302-651-8882

     Re: Sale and Servicing Agreement (the "Agreement"), dated as of December 1, 1997, between Green Tree Recreational, Equipment & Consumer Trust 1997-D (the "Trust") and Green Tree Financial Corporation (the "Company")

Ladies and Gentlemen:

     Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Company hereby notifies the Trust of an assignment to the Trust of Subsequent Contracts on the date and in the amounts set forth below:

     Subsequent Transfer Date:____________________________

     Cut-off Date Principal Balance of Subsequent Contracts to be assigned to Trust on Subsequent Transfer Date: $_____________

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                       Very truly yours,

                                       GREEN TREE FINANCIAL CORPORATION

                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

ACKNOWLEDGED AND AGREED:

GREEN TREE RECREATIONAL, EQUIPMENT &
CONSUMER TRUST 1997-D

By Wilmington Trust Company,
not in its individual capacity but
solely as Owner Trustee for the Trust


By:
   ----------------------------------
 Name:
      -------------------------------
 Title:
       ------------------------------

                                   EXHIBIT F
                                   ---------

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT
                     --------------------------------------

     In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of December 1, 1997, between the undersigned and Green Tree Recreational, Equipment & Consumer Trust 1997-D (the "Trust"), the undersigned does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse,
(i) all right, title and interest of the Company in and to the Contracts identified in the List of Contracts attached hereto (the "Contracts"), including, without limitation, all right, title and interest in and to the Collateral Security and all rights to receive payments on or with respect to the Contracts due on or after the Subsequent Cut-off Date, (ii) the Insurance Policies on any Products or real property securing a Contract for the benefit of the creditor of such Contract and all rights under all blanket insurance policies to the extent they relate to the Contracts, (iii) all rights the Company may have against the originating dealer, contractor or lender with respect to Contracts not originated by the Company, (iv) the Errors and Omissions Protection Policy as such policy relates to the Contracts, (v) all items contained in the Contract Files, and (vi) all proceeds and products in any way derived from any of the foregoing.

     This Assignment is made pursuant to and upon the representation and warranties on the part of the undersigned contained in Section 2.03 and Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment have the meanings given them in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____day of___________________, 199_.

                                       GREEN TREE FINANCIAL CORPORATION


[Seal]                                 By:
                                          -----------------------------------
                                          [NAME]
                                          [TITLE]

                            Acknowledgement of Trust
                            ------------------------

     The Owner Trustee, on behalf of the Trust, acknowledges the foregoing assignment and acknowledges that the Contracts and related property described above constitute Trust Property and Indenture Collateral (as defined in the Indenture).


                                       GREEN TREE RECREATIONAL, CONSUMER &
                                       EQUIPMENT TRUST 1997-D


                                       By:  Wilmington Trust Company,
                                            not in its individual capacity but
                                            solely as Owner Trustee on behalf
                                            of the Trust


                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------

Acknowledged:
------------

First Trust National Association,
as Trustee Indenture

By:
   -----------------------------------
 Name:
      --------------------------------
 Title:
       -------------------------------

                                   EXHIBIT G
                                   ---------

              FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)
              ---------------------------------------------------


     The undersigned certifies that he/she is [TITLE] of Green Tree Financial Corporation, a Delaware corporation (the "Company"), and that as such he/she is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Sale and Servicing Agreement dated as of December 1, 1997 (the "Agreement") between the Company and Green Tree Recreational, Equipment &
Consumer Trust 1997-D (the "Trust").   All capitalized terms used herein without
definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

     1. This Certificate is delivered in connection with the sale to the Trust on________________________(the "Subsequent Transfer Date") of Contracts (the "Subsequent Contracts") identified in the List of Contracts attached to the Subsequent Transfer Instrument of even date herewith.

     2. As of the Subsequent Transfer Date, all representations and warranties in Section 3.01 of the Agreement are true and correct; all representations and warranties in Sections 2.03, 3.02, and 3.03 of the Agreement with respect to the Subsequent Contracts are true to the best of his/her knowledge; and all representations in Section 3.04 of the Agreement with respect to the Subsequent Contracts are true and correct.

     3. All conditions precedent to the sale of the Subsequent Contracts to the Trust under Section 2.03 of the Agreement have been satisfied.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of _____________________, 199_.


                                   [NAME]
                                   [TITLE]






                                      G-1